Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of November 2, 2015 (this “Amendment”), to the Credit Agreement (as defined below), is entered into among ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Borrower”), each of the other Loan Parties (as defined below), the Tranche B-2 Term Lenders (as defined below), the other Lenders party hereto and the Administrative Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of October 11, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors party thereto from time to time, BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Swing Line Lender and an L/C Issuer, JPMORGAN CHASE BANK, N.A., as an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders”);

WHEREAS, pursuant to and in accordance with Section 2.14 of the Credit Agreement, the Borrower requests that Incremental Term Loans in the form of Tranche B-2 Term Loans in an aggregate principal amount of $2,300,000,000 be made available to the Borrower, and the Tranche B-2 Term Lenders and the Administrative Agent agree, upon the terms and subject to the conditions set forth herein and in Section 4.02(b) and Section 4.03 of the Credit Agreement as amended by this Amendment, that the Tranche B-2 Term Lenders will make such Incremental Term Loans in the form of the Tranche B-2 Term Loans to fund the 2015 Transactions (as defined in the Credit Agreement as amended by this Amendment);

WHEREAS, immediately following the effectiveness of the Section 1.2 Amendments, pursuant to Section 10.01 of the Credit Agreement the Borrower and the Lenders party hereto, constituting not less than the Required Lenders (determined immediately following the effectiveness of the Section 1.2 Amendments) agree to make the amendments set forth in Section 1.3 below to (i) allow the 2015 Acquisition (as defined in the Credit Agreement as amended by this Amendment) to be funded with the proceeds of the Tranche B-2 Term Loans in accordance with the applicable “funds certain” and other requirements of Irish law and (ii) otherwise allow the consummation of the 2015 Transactions;

WHEREAS, immediately following the effectiveness of the Section 1.2 Amendments, the Tranche B-2 Term Lenders will constitute the Required Lenders;

WHEREAS, Bank of America, N.A. and Goldman Sachs Bank USA will each act as joint-lead arranger and joint bookrunner for the Amendment.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.1  Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.

Section 1.2  Tranche B-2 Term Loan Commitments.  Effective as of the First Amendment Effective Date (as defined below) upon the occurrence of the Section 1.2 Amendments Effective Time (as defined below), the Tranche B-2 Term Loans shall be deemed to be “Incremental Term Loans,” the Tranche B-2 Term Commitments shall constitute “Commitments” and this Amendment shall be deemed to be an “Incremental Amendment” and a “Loan Document,” in each case, for all purposes of the Credit Agreement and the other Loan Documents;  and in order to the effect the foregoing, the Credit Agreement is hereby amended (the “Section 1.2 Amendments”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: ) as set forth in the Credit Agreement and the pages of Schedules and Exhibits to the Credit Agreement attached as Exhibit A hereto, except for any such amendments with respect to (x) the following definitions in Section 1.01 of the Credit Agreement:  “2015 Acquisition,” “2015 Acquisition Circular,” “2015 Acquisition Documents,” “2015 Transaction Agreement,” “2015 Transactions,” “2015 Transactions Investment,” “Act,” “Announcement,” “Availability Period,” “Bidco,” “Bidco Change of Control,” “Capital Stock,” “Capital Reduction,” “Certain Funds Covenant Event of Default,” “Certain Funds Credit Extension,” “Certain Funds Default,” “Certain Funds Period,” “Certain Funds Representation,” “Clean-up Period,” “Committed Loan Notice,” “Court,” “Court Meeting,” “Court Orders,” “Covered Loan Documents,” “Covered Person,” “Debtor Relief Laws,” “Defaulting Lenders,” “Eurodollar Rate” clause (a), “General Meeting,” “Longstop Date,” “Material Adverse Effect,” “Maximum Incremental Facilities Amount,” “Minimum Acceptance Condition,” “Offer,” “Offer Closing Certificate,” “Offer Documents,” “Offer Effective Date,” “Offer Press Release,” “Offering Circular,” “Organization Documents,” “Permitted Investments,” “Relevant Default,” “Responsible Officer,” “Scheme,” “Scheme Circular,” “Scheme Documents,” “Scheme Effective Date,” “Scheme Press Release,” “Scheme Resolutions,” “Scheme Settlement Date,” “Squeeze-Out,” “Squeeze-Out Date,” “Squeeze-Out Settlement Date,” “Subsidiary,” “Swing Line Loan Notice,” “Takeover Panel,” “Takeover Rules,” “Target” and “Target Shares” and (y) the following Sections of the Credit Agreement:  preliminary statements, 2.02 (to the extent pertaining to Certain Funds Credit Extensions), 2.04, 2.06(a) (last sentence), 2.14, 3.01, 4.01, 4.02, 4.03, 5.17, 5.21, 5.22, 6.17, 6.19, 6.20, 6.21, 7.02(b)(7), 7.03, 7.04, 8.01, 8.02, 9.08, 10.06, 10.07 and 10.21.

The Borrower, the Tranche B-2 Term Lenders and the Administrative Agent may, without the consent of any other Loan Party, Agent or Lender, incorporate such additional changes to the terms of the Tranche B-2 Term Facility after the First Amendment Effective Date as are contemplated by the provisions of the Fee Letter dated as of the First Amendment Effective Date, among the Borrower and the Tranche B-2 Arrangers.

Section 1.3   Additional Amendments to the Credit Agreement.  Effective as of the First Amendment Effective Date, immediately following the effectiveness of the Section 1.2 Amendments and upon the occurrence of the Section 1.3 Amendments Effective Time (as defined below) (the “Section 1.3 Amendments”) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:

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~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: ) with respect to (x) the following definitions in Section 1.01 of the Credit Agreement:  “2015 Acquisition,” “2015 Acquisition Circular,” “2015 Acquisition Documents,” “2015 Transaction Agreement,” “2015 Transactions,” “2015 Transactions Investment,” “Act,” “Announcement,” “Availability Period,” “Bidco,” “Bidco Change of Control,” “Capital Stock,” “Capital Reduction,” “Certain Funds Covenant Event of Default,” “Certain Funds Credit Extension,” “Certain Funds Default,” “Certain Funds Period,” “Certain Funds Representation,” “Clean-up Period,” “Committed Loan Notice,” “Court,” “Court Meeting,” “Court Orders,” “Covered Loan Documents,” “Covered Person,” “Debtor Relief Laws,” “Defaulting Lenders,” “Eurodollar Rate” clause (a), “General Meeting,” “Longstop Date,” “Material Adverse Effect,” “Maximum Incremental Facilities Amount,” “Minimum Acceptance Condition,” “Offer,” “Offer Closing Certificate,” “Offer Documents,” “Offer Effective Date,” “Offer Press Release,” “Offering Circular,” “Organization Documents,” “Permitted Investments,” “Relevant Default,” “Responsible Officer,” “Scheme,” “Scheme Circular,” “Scheme Documents,” “Scheme Effective Date,” “Scheme Press Release,” “Scheme Resolutions,” “Scheme Settlement Date,” “Squeeze-Out,” “Squeeze-Out Date,” “Squeeze-Out Settlement Date,” “Subsidiary,” “Swing Line Loan Notice,” “Takeover Panel,” “Takeover Rules,” “Target” and “Target Shares” and (y) the following Sections of the Credit Agreement:  preliminary statements, 2.02 (to the extent pertaining to Certain Funds Credit Extensions), 2.04, 2.06(a) (last sentence), 2.14, 3.01, 4.01, 4.02, 4.03, 5.17, 5.21, 5.22, 6.17, 6.19, 6.20, 6.21, 7.02(b)(7), 7.03, 7.04, 8.01, 8.02, 9.08, 10.06, 10.07 and 10.21, in each case, as set forth in the Credit Agreement and the pages of Schedules and Exhibits to the Credit Agreement attached as Exhibit A hereto.

Section 1.4  Representations and Warranties, No Default.  In order to induce the Tranche B-2 Term Lenders, the other Lenders party hereto and the Administrative Agent to enter into this Amendment, each Loan Party represents and warrants to each of the Tranche B-2 Term Lenders, the other Lenders party to this Amendment and the Administrative Agent that on and as of the First Amendment Effective Date, after giving effect to the amendments set forth in this Amendment:

(a)                                 all representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as if made on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date;

(b)                                 no Event of Default exists; and

(c)                                  the execution, delivery and performance of this Amendment by each Loan Party have been duly authorized by all necessary corporate action on the part of such Loan Party, has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability hereof may be limited by Debtor Relief Laws and by general principles of equity.

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Section 1.5  Effectiveness.

(a)                                 The Section 1.2 Amendments shall become effective on the date (the “First Amendment Effective Date”) and at the time (the “Section 1.2 Amendments Effective Time”) on and at which each of the following conditions is satisfied or waived:

i.                                          the Administrative Agent shall have received a counterpart of this Amendment executed by each of the Loan Parties, the Administrative Agent, each of the Tranche B-2 Term Lenders and the Required Lenders (solely with respect to the Section 1.3 Amendments);

ii.                                       the Administrative Agent shall have received such closing certificates or certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

iii.                                    the Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed;

iv.                                   the Administrative Agent shall have received an executed legal opinion of Debevoise & Plimpton LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent, each Tranche B-2 Term Lender and each other Lender party to this Amendment, dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent; and

v.                                      upon the effectiveness of the Section 1.2 Amendments, no Event of Default exists.

(b)                                 The Section 1.3 Amendments shall become effective on the First Amendment Effective Date at the time (the “Section 1.3 Amendments Effective Time”) immediately following the occurrence of the Section 1.2 Amendments Effective Time.

The delivery of a counterpart of this Amendment executed by the Administrative Agent, each Tranche B-2 Term Lender and each other Lender party to this Amendment shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent, each Tranche B-2 Term Lender and each other Lender party to this Amendment that each of the conditions precedent set forth in Section 1.5 shall have been satisfied in accordance with its terms or shall have been irrevocably waived by such Person.

Section 1.6  Expenses.  The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and McCann FitzGerald, counsels for the Administrative Agent) in accordance with Section 10.04 of the Credit Agreement.

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Section 1.7  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 1.8  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 1.9  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 1.10  Loss of FATCA Grandfathering.  For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Effective Date, the Borrower and the Administrative Agent shall treat the Loans (including the Initial Term Loans, the Tranche B-2 Term Loans, any Revolving Credit Loans and any Swing Line Loans) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 1.11  Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Collateral Documents.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the First Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.  Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.

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Section 1.12  Guarantor Acknowledgment.  Each Guarantor acknowledges and consents to each of the foregoing provisions of this Amendment and the incurrence of the Tranche B-2 Term Loans.  Each Guarantor further acknowledges and agrees that all Obligations with respect to the Tranche B-2 Term Loans shall be fully guaranteed and secured pursuant to the Credit Agreement (including as amended by this Amendment) and the Collateral Documents in accordance with the terms and provisions thereof.  Each Guarantor hereby agrees to the amendments contemplated by Sections 1.2 and 1.3 hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ACTIVISION BLIZZARD, INC.

By:	/s/ Dennis M. Durkin
Name: Dennis M. Durkin
Title: Chief Financial Officer

ACTIVISION ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Dennis M. Durkin
Name: Dennis M. Durkin
Title: Chief Financial Officer

ACTIVISION PUBLISHING, INC.

By:	/s/ Dennis M. Durkin
Name: Dennis M. Durkin
Title: Chief Financial Officer

BLIZZARD ENTERTAINMENT, INC.

By:	/s/ Michael S. Morhaime
Name: Michael S. Morhaime
Title: Chief Executive Officer and President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Tiffany Shin
Name: Tiffany Shin
Title: Assistant Vice President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as Tranche B-2 Term Lender

By:	/s/ Sanjay Rijhwani
Name: Sanjay Rijhwani
Title: Director

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Sanjay Rijhwani
Name: Sanjay Rijhwani
Title: Director

[Signature Page to First Amendment]

GOLDMAN SACHS BANK USA,
as Tranche B-2 Term Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

GOLDMAN SACHS BANK USA,
as Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to First Amendment]

Exhibit A

See attached.

Execution VersionExhibit A D&P LLP Draft — November 2, 2015 Published CUSIP Number: 00507XAA3 CREDIT AGREEMENT Dated as of October 11, 2013 among ACTIVISION BLIZZARD, INC., as the Borrower, THE GUARANTORS PARTY HERETO FROM TIME TO TIME BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME, J.P. MORGAN SECURITIES LLC, as Syndication Agent, and BANK OF AMERICA MERRILL LYNCH and J.P. MORGAN SECURITIES LLC, as Joint Lead Arrangers and Joint Bookrunners GOLDMAN SACHS & CO.BANK USA,, HSBC SECURITIES (USA) INC., MITSUBISHI UFJ SECURITIES (USA), INC., MIZUHO SECURITIES USA INC., RBC CAPITAL MARKETS1, SUNTRUST BANK, and U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agents 1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its Affiliates. CG&R Draft Last Saved: 08/19/2013 8:50 pm 1000892582v1

TABLE OF CONTENTS Page ARTICLEARTICLE I. DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Section 1.02 Section 1.03 Section 1.04 Section 1.05 Section 1.06 Section 1.07 Section 1.08 Section 1.09 Defined Terms. 1 Other Interpretive Provisions. 5258 Accounting Terms. 5359 Rounding. 5359 References to Agreements, Laws, Etc. 5359 Times of Day. 5459 Timing of Payment of Performance. 5459 Pro Forma and Other Calculations. 5460 Letter of Credit Amounts. 5661 ARTICLEARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07 Section 2.08 Section 2.09 Section 2.10 Section 2.11 Section 2.12 Section 2.13 Section 2.14 Section 2.15 Section 2.16 Section 2.17 The Loans. 5662 Borrowings, Conversions and Continuations of Loans. 5662 Letters of Credit. 5864 Swing Line Loans. 6874 Prepayments. 7176 Termination or Reduction of Commitments. 7480 Repayment of Loans. 7581 Interest. 7581 Fees. 7682 Computation of Interest and Fees. 7783 Evidence of Indebtedness. 7783 Payments Generally. 7884 Sharing of Payments. 8086 Incremental Credit Extensions. 8187 Refinancing Amendments. 8389 Extension Offers. 8491 Defaulting Lenders. 8894 ARTICLEARTICLE III. TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY Section 3.01 Section 3.02 Section 3.03 Section 3.04 Taxes. 8894 Illegality. 9197 Inability to Determine Rates. 9298 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. 9298 Section 3.05 Section 3.06 Funding Losses. 94100 Matters Applicable to All Requests for Compensation. 94100 -i-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1

Section 3.07 Section 3.08 Replacement of Lenders under Certain Circumstances. 96101 Survival. 96102 ARTICLEARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01 Section 4.02 Section 4.03 Conditions of Initial Credit Extension. 96102 Conditions to All Credit Extensions After the Closing Date. 100105 Certain Funds. 109 ARTICLEARTICLE V. REPRESENTATIONS AND WARRANTIES Section 5.01 Section 5.02 Section 5.03 Section 5.04 Section 5.05 Section 5.06 Section 5.07 Section 5.08 Section 5.09 Section 5.10 Section 5.11 Section 5.12 Section 5.13 Section 5.14 Section 5.15 Section 5.16 Section 5.17 Section 5.18 Section 5.19 Section 5.20 Section 5.21 Section 5.22 Existence, Qualification and Power; Compliance with Laws. 101110 Authorization; No Contravention. 101110 Governmental Authorization; Other Consents. 101110 Binding Effect. 102111 Financial Statements; No Material Adverse Effect. 102111 Litigation. 102111 No Default. 103111 Ownership of Property; Liens. 103112 Environmental Compliance. 103112 Taxes. 104113 ERISA Compliance. 104113 Subsidiaries; Equity Interests. 105113 Margin Regulations; Investment Company Act. 105114 Disclosure. 105114 Patriot Act and OFAC. 106114 Intellectual Property; Licenses, Etc. 107115 Solvency. 107116 Subordination of Subordinated Indebtedness. 107116 FCPA. 108116 Security Documents. 108116 Use of Proceeds. 109118 2015 Acquisition Related Representations 118 ARTICLEARTICLE VI. AFFIRMATIVE COVENANTS Section 6.01 Section 6.02 Section 6.03 Section 6.04 Section 6.05 Section 6.06 Section 6.07 Section 6.08 Financial Statements. 109118 Certificates; Other Information. 110119 Notices. 112121 Payment of Taxes. 112121 Preservation of Existence, Etc. 112121 Maintenance of Properties. 112121 Maintenance of Insurance. 113122 Compliance with Laws. 113122 -ii-CG&R Draft Last Saved: 08/19/2013 8:50 pm 1000892582v1

Section 6.09 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14 Section 6.15 Section 6.16 Section 6.17 Section 6.18 Section 6.19 Section 6.20 Books and Records. 113122 Inspection Rights. 113122 Additional Collateral; Additional Guarantors. 114123 Compliance with Environmental Laws. 116125 Further Assurances and Post-Closing Conditions. 116125 Designation of Subsidiaries. 117126 ERISA Reports. 118127 Use of Proceeds. 118127 Maintenance of Ratings. 118127 Lender Calls. 118127 Amber Holding/Bidco. 119128 Certain Funds Covenants. 128 131 Section 6.21 Conditions Subsequent. ARTICLEARTICLE VII. NEGATIVE COVENANTS Section 7.01 Section 7.02 Liens. 119132 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. 123136 Section 7.03 Section 7.04 Section 7.05 Section 7.06 Section 7.07 Section 7.08 Section 7.09 Section 7.10 Fundamental Changes. 129141 Dispositions. 131143 Restricted Payments. 133145 Change in Nature of Business. 138151 Transactions with Affiliates. 139151 Burdensome Agreements. 140152 Financial Covenant. 142154 Accounting Changes. 142155 ARTICLEARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES Section 8.01 Section 8.02 Section 8.03 Section 8.04 Events of Default. 143155 Remedies Upon Event of Default. 145158 Exclusion of Immaterial Subsidiaries. 146159 Application of Funds. 147159 ARTICLEARTICLE IX. ADMINISTRATIVE AGENT AND OTHER AGENTS Section 9.01 Section 9.02 Section 9.03 Section 9.04 Section 9.05 Section 9.06 Section 9.07 Appointment and Authority. 148160 Delegation of Duties. 148161 Exculpatory Provisions. 148161 Reliance by Administrative Agent. 149162 Non-Reliance on Administrative Agent and Other Lenders. 150162 Rights as a Lender. 150163 Resignation of Administrative Agent. 150163 -iii-CG&R Draft Last Saved: 08/19/2013 8:50 pm 1000892582v1

Section 9.08 Section 9.09 Section 9.10 Section 9.11 Section 9.12 Administrative Agent May File Proofs of Claim. 151164 Collateral and Guaranty Matters. 152165 No Other Duties, Etc. 153166 Treasury Services Agreements and Secured Hedge Agreements. 153166 Withholding Tax. 154166 ARTICLEARTICLE X. MISCELLANEOUS Section 10.01 Section 10.02 Section 10.03 Section 10.04 Section 10.05 Section 10.06 Section 10.07 Section 10.08 Section 10.09 Section 10.10 Section 10.11 Section 10.12 Section 10.13 Section 10.14 Section 10.15 Section 10.16 Section 10.17 Section 10.18 Section 10.19 Section 10.20 Section 10.21 Amendments, Etc. 154167 Notices; Effectiveness; Electronic Communications. 156169 No Waiver; Cumulative Remedies; Enforcement. 159171 Expenses; Indemnity; Damage Waiver. 159171 Payments Set Aside. 161173 Successors and Assigns. 162174 Treatment of Certain Information; Confidentiality. 168180 Setoff. 169181 Interest Rate Limitation. 169182 Counterparts; Effectiveness. 170182 Integration. 170182 Survival of Representations and Warranties. 170183 Replacement of Lenders. 170183 Severability. 171184 GOVERNING LAW. 172184 WAIVER OF RIGHT TO TRIAL BY JURY. 172185 Binding Effect. 173185 No Advisory or Fiduciary Responsibility. 173185 Lender Action. 174186 USA Patriot Act. 174186 Electronic Execution of Assignments and Certain Other Documents. 174186 ARTICLEARTICLE XI. GUARANTEE Section 11.01 Section 11.02 Section 11.03 Section 11.04 Section 11.05 Section 11.06 Section 11.07 Section 11.08 Section 11.09 Section 11.10 Section 11.11 Section 11.12 The Guarantee. 174187 Obligations Unconditional. 175187 Reinstatement. 176189 Subrogation; Subordination. 176189 Remedies. 177189 Instrument for the Payment of Money. 177189 Continuing Guarantee. 177189 General Limitation on Guarantee Obligations. 177189 Release of Guarantors. 177190 Right of Contribution. 178190 Subject to Intercreditor Agreement. 178190 Keepwell. 178191 -iv-CG&R Draft Last Saved: 08/19/2013 8:50 pm 1000892582v1

SCHEDULES 1.01A 1.01E 4.01(a) 5.08 5.09(b) 5.09(d) 5.12 6.13(a) 7.01(b) 7.02(b) 10.02 Commitments Existing Investments Post-Closing Requirements Ownership of Property Environmental Matters Environmental Actions Subsidiaries and Other Equity Investments Certain Collateral Documents Existing Liens Existing Indebtedness Administrative Agent’s Office, Certain Addresses for Notices EXHIBITS Form of A B C-1 C-2 C-3 D E F G-1 G-2 H I-1 I-2 J K L Committed Loan Notice Swing Line Loan Notice Term Note Revolving Credit Note Swing Line Note Compliance Certificate Assignment and Assumption Security Agreement Perfection Certificate Perfection Certificate Supplement Intercompany Note Intercreditor Agreement Second Lien Intercreditor Agreement United States Tax Compliance Certificate Solvency Certificate Loan Offer Provisions -v-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1836110.07-NYCSR07A 1000892582v1 MSW - Draft August 29, 2013 - 7:43 PM

CREDIT AGREEMENT This CREDIT AGREEMENT (this “Agreement”) is entered into as of October 11, 2013, among Activision Blizzard, Inc.as amended by that certain first amendment dated as of November 2, 2015, among ACTIVISION BLIZZARD, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the Guarantors party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, the Swing Line Lender and an L/C Issuer, JPMORGAN CHASE BANK, N.A., as an L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”). PRELIMINARY STATEMENTS The Borrower has requested that (i) on the Closing Date, the Initial Term Lenders lend to the Borrower Initial Term Loans in an initial principal amount of $2,500,000,000 in order to pay for the Stock Buy-Back and to finance costs and expenses incurred in connection with the Transaction and (ii) from time to time, the Revolving Credit Lenders make Revolving Credit Loans and Swing Line Loans to the Borrower and the L/C Issuers issue on the account of the Borrower and its Subsidiaries Letters of Credit. In order to fund the 2015 Transactions, the Borrower has requested that the Tranche B-2 Term Lenders lend to the Borrower Tranche B-2 Term Loans in an initial principal amount of $2,300,000,000. The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I. Definitions and Accounting Terms Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “2015 Acquisition” means the acquisition by Bidco of the Target Shares by way of Offer or Scheme and on the terms of the 2015 Acquisition Documents. “2015 Acquisition Circular” means: (i) in relation to an Offer, the Offering Circular or (ii) in relation to a Scheme, the Scheme Circular. CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm

“2015 Acquisition Documents” means: (i) in relation to an Offer, each of the Offer Documents or (ii) in relation to a Scheme, each of the Scheme Documents. “2015 Closing Date” means the first date on which all applicable conditions precedent set forth in Section 4.02 shall be satisfied or waived in accordance with the terms of this Agreement and a Credit Extension in respect of the Tranche B-2 Term Facility shall be made under this Agreement. “2015 Transaction Agreement” means the agreement to be entered into between the Target, the Borrower and Bidco providing for the parties participation in, and carriage of, the Scheme or as the case may be the Offer. “2015 Transactions” means, collectively, any or all of the following (whether taking place prior to, on or following the First Amendment Effective Date): (i) the entry into the 2015 Acquisition Documents and the consummation of the 2015 Acquisition, (ii) the entry into the First Amendment, any other amendment to the Credit Agreement and/or other Loan Documents and/or any other financing arrangement (including any cash arrangement) in connection with the 2015 Acquisition and, in each case, if and as applicable, the incurrence of Indebtedness thereunder, (iii) the intercompany reorganization in connection with the 2015 Acquisition, (iv) the repayment of certain existing Indebtedness and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing). “2015 Transactions Investment” means any Investment in connection with the 2015 Transactions. “Accounting Opinion” has the meaning set forth in Section 6.01(a). “Acquired Indebtedness” means, with respect to any specified Person, (a)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Act” means the Companies Act 2014 of Ireland (as amended). “Additional Lender” has the meaning set forth in Section 2.14(a). “Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such -2-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.06(b)(iii)(B) for an assignment of Loans to such Additional Refinancing Lender and in the case of Other Revolving Credit Commitments with respect to the Revolving Credit Facility, the Swing Line Lender and L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender. “Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. “Agent Parties” has the meaning set forth in Section 10.02(c). “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Syndication Agent. “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this credit agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. “Amber Holding” means Amber Holding Subsidiary Co. “Announcement” means in the case of an Offer, the Offer Press Release and in the case of a Scheme, the Scheme Press Release. “Anti-Terrorism Laws” has the meaning set forth in Section 5.15. “Applicable Existing Term Loan” has the meaning set forth in Section 2.16. “Applicable Indebtedness” has the meaning set forth in the definition of “Weighted Average Life to Maturity.” -3-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Applicable Percentage” means with respect to any Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. “Applicable Period” has the meaning set forth in the definition of “Applicable Rate.” “Applicable Rate” means a percentage per annum equal to: (a) with respect to Initial Term Loans, 2.50% in the case of Eurodollar Rate Loans and 1.50% in the case of Base Rate Loans.; (b) with respect to Tranche B-2 Term Loans, 3.00% in the case of Eurodollar Rate Loans and 2.00% in the case of Base Rate Loans; and (bc) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans, 2.25%, (B) for Base Rate Loans, 1.25%, (C) for Letter of Credit fees, 2.25% and (D) for unused commitment fees, 0.250% and (ii) thereafter, the following percentages per annum (less, in the case of Letter of Credit fees, the fronting fee payable in respect of the applicable Letter of Credit), based upon the Consolidated Secured Debt Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): Applicable Rate Eurodollar Rate and Letter of Credit Fees 2.25% 2.50% Consolidated Secured Debt Ratio <2.00:1.00 ≥2.00:1.00 Unused Commitment Fee Rate 0.250% 0.375% Pricing Level 1 2 Base Rate 1.25% 1.50% Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Secured Debt Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, upon the request of the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply up to but excluding the date on which such Event of Default is -4-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Consolidated Secured Debt Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Applicable Rate for any period (an “Applicable Period”) should have been higher than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such demand. The Borrower’s Obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder. “Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders. “Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Arrangers” means Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in their capacities as lead arranger and lead bookrunners. “Assigned Term Loan” has the meaning set forth in Section 10.06(i). “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. “Assignees” has the meaning set forth in Section 10.06(b). -5-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)(iii), and accepted by the Administrative Agent, in substantially the form of Exhibit E hereto or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent. “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel. “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of each of December 31, 2012 and 2011, and the related audited consolidated statements of income, of changes in shareholders’ equity and of cash flows for the Borrower and its Subsidiaries for the fiscal years ended December 31, 2012, 2011 and 2010, respectively. “Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii). “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided that for purposes of this clause (c), the Base Rate (I) with respect to Initial Term Loans will be deemed not to be less than 1.75%, (II) with respect to Tranche B-2 Term Loans will be deemed not to be less than 1.75% and (III) shall otherwise not be less than 0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Bidco” means ABS Holdings C.V., a Dutch limited partnership, or any other Restricted Subsidiary of the Borrower designated in writing by the Borrower to the Administrative Agent that shall acquire the Target Shares in the 2015 Acquisition. “Bidco Change of Control” means Bidco ceasing to be a Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary. “Borrower” has the meaning set forth in the introductory paragraph to this Agreement. -6-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Borrower Materials” has the meaning assigned to such term in Section 6.02. “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, an Initial Term Borrowing or a Tranche B-2 Term Borrowing, as the context may require. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits are conducted by and between banks in the London interbank eurodollar market. “Capital Stock” means: (a) in the case of a corporation or Irish incorporated limited liability company, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company (other than an Irish incorporated limited liability company), partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Closing Date. “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Closing Date. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries (for the avoidance doubt, this excludes software development costs in accordance -7-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

with FASB guidance for costs of computer software to be sold, leased, or otherwise marketed under Accounting Standards Codification Subtopic 985-20). “Capital Reduction” means, if the 2015 Acquisition proceeds by way of a Scheme, the proposed reduction of the share capital of the Target under Sections 84 and 85 of the Act, which forms part of the Scheme. “Cash Collateral” has the meaning specified in Section 2.03(g). “Cash Collateral Account” means a blocked account at Bank of America, N.A. (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent. “Cash Collateralize” has the meaning specified in Section 2.03(g). “Cash Equivalents” means: (a) United States dollars; (b) (A) euro, or any national currency of any participating member state of the EMU; or (B) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business; (c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition; (d) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks; (e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above; (f) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof; -8-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof; (h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above and (i) through (k) below); (i) readily marketabledirect obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; (j) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and (k) the date of thereof) or Moody’s. Investments with average maturities of 24 months or less from acquisition in money market funds rated AAA-(or the equivalent better by S&P or Aaa3 (or the equivalent thereof) or better by Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency. “Certain Funds Covenant Event of Default” has the meaning set forth in Section 8.01(m). “Certain Funds Credit Extension” means any Tranche B-2 Term Borrowing made or to be made during the Certain Funds Period. “Certain Funds Default” means (x) an Event of Default arising under any of the following clauses of Section 8.01: (a)(i), (ii) and (iii) (but in each case only with respect to -9-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

any amount payable in respect of the Tranche B-2 Term Facility), (b) (but only with respect to (A) Section 6.05(a), (B) if such Event of Default continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower, Sections 7.01, 7.02 and 7.04 and (C) Sections 7.03 and 7.06), (d) (but only to the extent arising from a Certain Funds Representation), (f), (g), (i) (but only with respect to this Agreement (as amended by the First Amendment), the First Amendment and the Security Agreement (collectively, the “Covered Loan Documents”) and, in each case, only to the extent affecting the Tranche B-2 Term Facility) or (m), in each case, solely to the extent arising with respect to the Borrower, Bidco or any direct or indirect parent company of Bidco that is a Wholly-Owned Subsidiary of the Borrower (each, a “Covered Person”) (and not, for the avoidance of doubt, with respect to or relating to any other Person or any procurement obligation of any Covered Person with respect to any other Person other than Bidco) or (y) the occurrence of a Bidco Change of Control. “Certain Funds Period” means the period beginning on the First Amendment Effective Date and ending on the earliest to occur of (a) the date on which the Offer or (if applicable) the Scheme lapses or is withdrawn (other than due to a switch between the Scheme and the Offer), (b) the Squeeze-Out Settlement Date, (c) the Scheme Settlement Date and (d) the Longstop Date, provided that, if (in the case of a Scheme) the Scheme Effective Date but not the Scheme Settlement Date has occurred on or before the Longstop Date, the Certain Funds Period shall be extended to the Scheme Settlement Date or, if (in the case of an Offer) the Offer Effective Date but not the Squeeze-Out Settlement Date has occurred on or before the Longstop Date, the Certain Funds Period shall be extended to the earlier of (x) the date falling 60 days after the Long Stop Date and (y) the Squeeze-Out Settlement Date. “Certain Funds Representations” means the representations and warranties contained in Sections 5.01(a), 5.01(b)(ii) (but solely with respect to the execution, delivery and performance of the Covered Loan Documents), 5.02(a), (b)(i) and (iii) (but in each case only with respect to the execution, delivery and performance of the Covered Loan Documents), 5.04 (but solely with respect to the Covered Loan Documents), 5.13, 5.15(a) (but solely with respect to compliance with the USA Patriot Act) and (e) (but solely with respect to the proceeds of the Tranche B-2 Term Loans), 5.21 (but solely with respect to the second sentence thereof pertaining to the proceeds of the Tranche B-2 Term Loans) and 5.22, in each case, solely as they relate to the Covered Persons (and not, for the avoidance of doubt, with respect to or relating to any other Person or any procurement obligation of any Covered Person with respect to any other Person other than Bidco), except with respect to such representations in Sections 5.01(a), 5.01(b)(ii), 5.02(a), (b)(i) and (iii) and 5.04 to the extent described above, which shall in each case be deemed to also refer to such representations and warranties as to any other Loan Parties party to the Covered Loan Documents. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CFC Holdco” means a Domestic Subsidiary that has no material assets other than the equity of one or more Foreign Subsidiaries that are CFCs. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any -10-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means any of the following: (a)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person; (b) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Borrower; (c) the approval of any plan or proposal for the winding up or liquidation of the Borrower; or (d) a “change of control” (or similar event) shall occur under the Senior Notes, any Indebtedness for borrowed money permitted under Section 7.02 with an aggregate principal amount in excess of the Threshold Amount or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock. For purposes of this definition, any direct or indirect holding company of the Borrower shall not itself be considered a “Person” or “group” for purposes of clause (b) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company. “Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or, Initial Term Lenders or Tranche B-2 Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments or, Initial Term Commitments or Tranche B-2 Term Commitments, and (c) -11-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans or, Initial Term Loans. or Tranche B-2 Term Loans and (d) when used with respect to Facilities, refers to whether such Facility is the Revolving Credit Facility, the Swing Line Sublimit, the Letter of Credit Sublimit, the Initial Term Facility or the Tranche B-2 Term Facility. “Clean-up Period” means the period of 90 days from and including the 2015 Closing Date. “Closing Date” means October 11, 2013. “Closing Fee” has the meaning set forth in Section 2.09(b). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Collateral” means the “Collateral” as defined in the Security Agreement, all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets a Lien in which is granted or purported to be granted pursuant to any Collateral Documents. “Collateral Agent” means Bank of America, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent. “Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, the Intellectual Property Security Agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties. “Commitment” means a Term Commitment or a Revolving Credit Commitment of any Class or of multiple Classes, as the context may require. “Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Company Material Adverse Effect” means any fact, effect, change, event or circumstance that (i) materially adversely affects the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole; provided, however, that any -12-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

fact, effect, change, event or circumstance arising from or related to (except, in the case of clauses (a), (b), (c), (d), (e), (f) or (i) below, to the extent disproportionately affecting the Borrower and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Borrower and its Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally, (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index), (d) changes required by United States generally accepted accounting principles or other accounting standards (or interpretations thereof), (e) changes in any laws or other binding directives issued by any governmental entity (or interpretations thereof), (f) changes that are generally applicable to the industries in which the Borrower and its Subsidiaries operate, (g) any failure by the Borrower to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Stock Purchase Agreement or any decline in the market price or trading volume of the Borrower’s stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded by another exception herein), (h) the public announcement or consummation of the Stock Buy-Back or any of the transactions contemplated by the Stock Purchase Agreement (including as to the identity of the parties thereto), (i) the occurrence of natural disasters or (j) any action required by the terms of the Stock Purchase Agreement or with the prior written consent or at the direction of the other parties thereto and the Arrangers, shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, or (ii) would prevent the Borrower from consummating the transactions contemplated by the Stock Purchase Agreement. “Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto. “Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (a) increased (without duplication) by: -13-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(A) provision for taxes based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus (B) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(A) through (a)(C) thereof, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus (C) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (D)any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred in accordance with this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes and the initial Credit Extensions hereunder, (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus (E) the amount of any restructuring charge or reserve computing incurred in deducted(andnotaddedback)insuchperiodin Consolidated Net Income, including any restructuring costs connection with acquisitions, mergers or consolidations after the Closing Date, costs related to the retention charges, systems charges, excluding, for the closure and/or consolidation of facilities, establishment costs and excess pension avoidance of doubt, development costs in connection with unreleased products; plus (F) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in -14-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus (G)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus (H)the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus (I) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 7.05(a)(3); plus (J) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within 18 months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); (b)decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and (c) increased or decreased by (without duplication): (A) any net gain or loss resulting in such period from Financial Accounting Hedging Obligations and the application of -15-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Codification No. 815-Derivatives and Hedging; plus or minus, as applicable, and (B) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk). “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (A) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (B) any expensing of bridge, commitment and other financing fees and (C) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus (b) consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; less (c) interest income of such Person and such Subsidiaries for such period. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. “Consolidated Net Income” means, with respect to any Person for any period, the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication: (a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating (including relating to the Transaction), severance, thereto) or expenses relocation costs and -16-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded, (b) effect of a the Net Income for such period shall not include the cumulative change in accounting principles during such period, including changes from international financial reporting standards to United States financial reporting standards, (c)anyafter-taxeffectofincome(loss)fromdisposedor discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded, (d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded, (e)the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary in respect of such period, (f) solely for the purpose of determining the amount available for Restricted Payments under Section 7.05(a)(3), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or anyagreement,instrument,judgment, decree,order,statute,rule,or governmentalregulationapplicabletothatRestricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, (g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component application amounts required or permitted by GAAP, of purchase accounting in relation to the resulting from Transaction or the any -17-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (h) anyafter-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded, (i) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded, (j) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded (k)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transaction and any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and (l)any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnotes (b) to the “Summary Historical and Pro forma Financial Information” under “Summary” in the Notes Offering Memorandum to the extent any such adjustment, without duplication, continues to be applicable during such period, shall be included. Notwithstanding the foregoing, for the purpose of Section 7.05 only (other than Section 7.05(a)(3)(D)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted pursuant to Section 7.05(a)(3)(D). “Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Net Debt of the Borrower and its Restricted Subsidiaries on such date that is secured by Liens, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which financial statements are available. -18-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Consolidated Total Net Debt” shall mean, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money and Attributable Indebtedness, less up to $1,000,000,000 of cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date of determination; provided that only 50% of the cash and Cash Equivalents of Foreign Subsidiaries will be included in this calculation; provided, further that for purposes of determining the Consolidated Secured Debt Ratio for purposes of Sections 2.14 and 7.02(b)(20) only, the cash proceeds of any Incremental Term Loan, Revolving Commitment Increase and/or Permitted Debt Offering shall not be deemed to be included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds: (A)for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” has the meaning specified in the definition of “Affiliate.” “Court” means the High Court of Ireland. “Court Meeting” means, if the 2015 Acquisition proceeds by way of a Scheme, the meeting(s) of the holders of the Target Shares or any adjournment thereof to be convened by an order of the Court pursuant to section 453 of the Act to consider and, if thought fit, -19-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

approve the Scheme (with or without amendment), together with any meeting held as a result of an adjournment or reconvention by the Court thereof. “Court Orders” means, if the 2015 Acquisition proceeds by way of a Scheme, the order(s) of the Court sanctioning the Scheme under section 453 of the Act and confirming the Capital Reduction under sections 84 and 85 of the Act. “Covered Loan Documents” has the meaning set forth in the definition of “Certain Funds Default.” “Covered Person” has the meaning set forth in the definition of “Certain Funds Default.” “Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment (other than any Credit Agreement Refinancing Indebtedness incurred in the form of term loans, which shall not be secured by a first priority Lien on the Collateral), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) and penalties thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension, (ii) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt (taken as a whole) being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, substantially -20-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, examination, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Declined Proceeds” has the meaning set forth in Section 2.05(b)(v). “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws. “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, examiner, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization, examination or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) an undisclosed administration pursuant to the laws of the Netherlands. -21-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with an Disposition that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. “Designated Preferred Stock” means Preferred Stock of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 7.05(a)(3). “Disposition” or “Dispose” means: (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or (b)the issuance or sale of Subsidiary (other than Preferred Stock compliance with Section 7.02), whether related transactions. Equity Interests of any Restricted of Restricted Subsidiaries issued in in a single transaction or a series of “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Latest Maturity Date at the time of issuance of such Capital Stock or the date such Loans are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Dollar” and “$” mean lawful money of the United States. -22-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Domestic Cash” has the meaning set forth in Section 4.01(a)(xii). “Domestic Subsidiary” means any Subsidiary of the Borrower that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof. “Electing Lender” has the meaning specified in Section 2.16(f)(i). “Eligible Assignee” has the meaning set forth in Section 10.06(a). “EMU” means economic and monetary union as contemplated in the Treaty on European Union. “Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health or to the Release or threat of Release of Hazardous Materials into the Environment. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Borrower (excluding Disqualified Stock), other than: (a) public offerings with respect to any such Person’s common stock registered on Form S-8; (b) issuances to any Subsidiary of the Borrower; and -23-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(c) Refunding Capital Stock. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA. “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standards under Section 412 of the code or Section 302 of ERISA, whether or not waived; (c) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate with respect to any Pension Plan or Multiemployer Plan. “euro” means the single currency of participating member states of the EMU. “Eurodollar Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screenBloomberg page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London -24-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided further that the Eurodollar Rate with respect to Initial Term Loans and Tranche B-2 Term Loans that bear interest at a rate based on clause (a) of this definition will be deemed not to be less than (I) 0.75% per annum. with respect to Initial Term Loans and (II) 0.75% with respect to Tranche B-2 Term Loans; provided further that the Eurodollar Rate for Revolving Credit Loans that bear interest at a rate based on clauses (a) and (b) of this definition will be deemed not to be less than 0%. “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate. “Event of Default” has the meaning specified in Section 8.01. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Subsidiary of the Borrower that does not have assets (after intercompany eliminations) in excess of $50,000,000 or annual revenues in excess of $25,000,000, in each case as determined as of the date of the most recent financial statements delivered pursuant to Section 6.01(a), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date from guaranteeing the Obligations or would require the approval, consent, license or authorization of any Governmental Authority in order to guarantee the Obligations (unless such approval, consent, license or authorization has been received) (or in the case of any future acquisition, of the acquired company and as in effect as of the closing date of such acquisition), so long as, in the case of any such Contractual Obligation, such prohibition is not incurred in contemplation of such acquisition, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition that has Indebtedness permitted by Section 7.02(b)(13) and each Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent such secured Indebtedness prohibits such Restricted Subsidiary from guaranteeing the Obligations; provided (x) such Indebtedness was not incurred in contemplation of such acquisition and (y) that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any special purpose entity, including any Receivables -25-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Subsidiary, (g) any Foreign Subsidiary, (h) any Unrestricted Subsidiary, (i) any CFC Holdco, (j) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC and (k) Amber Holding. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payments to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Tax on such recipient’s net income or profits (or franchise Tax imposed in lieu of a Tax on net income or profits) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable Lending Office in such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction, other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents), (b) any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any other jurisdiction described in (a), (c) with respect to any Loan made by a Foreign Lender other than any Foreign Lender becoming a party hereto pursuant to the Borrower’s request under Section 10.13), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to a Law in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal withholding tax pursuant to Section 3.01, (d) any withholding tax attributable to such recipient’s failure to comply with Section 3.01(d) or (e) any U.S. federal withholding tax imposed pursuant to FATCA. “Executive Order” has the meaning set forth in Section 5.15. “Extended Revolving Credit Commitment” has the meaning set forth in Section 2.16. “Extended Term Loan” has the meaning set forth in Section 2.16. “Extending Lender” has the meaning set forth in Section 2.16. -26-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Extension” has the meaning set forth in Section 2.16. “Facility” means the Term LoansInitial Term Commitments and the Initial Term Loans (the “Initial Term Facility”), the Tranche B-2 Term Commitments and the Tranche B-2 Term Loans (the “Tranche B-2 Term Facility”), the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any current or future Treasury regulations or other official administrative interpretations thereof. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. “Financial Covenant Event of Default” has the meaning set forth in Section 8.01(b). “First Amendment” means the First Amendment, dated as of November 2, 2015, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent, the Tranche B-2 Term Lenders and the other Lenders party thereto. “First Amendment Effective Date” means November 2, 2015. “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense of such Person for such period; plus -27-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(2)all cash dividends eliminated in consolidation) on period; plus or other distributions paid (excluding items any series of Preferred Stock during such (3)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period. “Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(vii). “Foreign Disposition” has the meaning set forth in Section 2.05(b)(vii). “Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code. “Foreign Plan” means any employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrower or any Subsidiary with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws). “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Further Election” has the meaning specified in Section 2.16(f)(i). “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any -28-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. “General Meeting” means the extraordinary general meeting of the Target shareholders (and any adjournment thereof) to be convened in connection with the Scheme. “Governmental Authority” means any nation or government, any state, county, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Granting Lender” has the meaning specified in Section 10.06(g). “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. “Guaranteed Obligations” has the meaning specified in Section 11.01. “Guarantors” means (a) the Restricted Subsidiaries of the Borrower as of the Closing Date and those Restricted Subsidiaries that issue a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11, in each case, other than Excluded Subsidiaries and (b) with respect to (i) Secured Hedging Agreements or Treasury Services Agreements owing by any Loan Party (other than the Borrower) and (ii) the payment and performance by each Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12) of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower. “Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes that are regulated pursuant to, or the Release or exposure to which could give rise to liability under, applicable Environmental Law. “Hedge Bank” means any Person that is the Administrative Agent, an Arranger or a Lender or an Affiliate of the Administrative Agent, an Arranger, or a Lender on the Closing -29-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Date or at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, and (other than a Person already party hereto as a Lender) delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Collateral Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Section 10.15 as if it were a Lender. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies. “Honor Date” has the meaning set forth in Section 2.03(c)(i). “IFRS” means international accounting standards as promulgated by the International Accounting Standards Board. “Incremental Amendment” has the meaning set forth in Section 2.14(a). “Incremental Assumption Agreement” means an Assumption Agreement among the Borrower and one or more Extending Lenders entered into pursuant to Section 2.16 and acknowledged by the Administrative Agent. “Incremental Term Loans” has the meaning set forth in Section 2.14(a). “Indebtedness” means, with respect to any Person, without duplication: (a) any indebtedness (including principal and premium) of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) instruments evidencedbybonds,notes,debenturesorsimilar or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof); (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (x) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (z) liabilities accrued in the ordinary course of business; or (iv) representing any Hedging Obligations; -30-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities. “Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document. “Indemnitees” has the meaning set forth in Section 10.04. “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged. “Information” has the meaning set forth in Section 10.07. “Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Initial Term Lenders. “Initial Term Commitment” means, as to any Initial Term Lender, the aggregate of its Term Commitments in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Initial Term Commitment.” “Initial Term Facility” has the meaning specified in the definition of “Facility.” “Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time. “Initial Term Loan” means a Loan made pursuant to Section 2.01(a)(I). -31-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(iii). “Intercreditor Agreement” means a first lien intercreditor agreement substantially in the form of Exhibit I-1 hereto, among the Administrative Agent, the Collateral Agent and the representatives for any Additional First Lien Secured Parties (as defined therein) (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made. “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurodollar Rate Loan, twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, or an equivalent rating by any other Rating Agency. -32-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Investment Grade Securities” means: (a)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (b)debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments. “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05: (a)“Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Borrower) of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (A) the Borrower’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less (B) the portion (proportionate to the Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and -33-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer as determined in good faith by the Borrower. “IP Rights” has the meaning set forth in Section 5.16. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit. “L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof. “L/C Issuer” means Bank of America and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.06(h), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. “Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan Commitment, any Other Term Loan Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. -34-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender,” together with, in each case, any Affiliate of any such financial institution through which such financial institution elects, by notice to the Administrative Agent, to make any Loans available to the Borrower; provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to Section 10.01 of this Agreement, the financial institution making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that failure of any such Affiliate to fund an obligation under this Agreement shall not relieve its affiliated financial institution from funding). “Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent. “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer. “Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility. “LIBOR” has the meaning specified in the definition of “Eurodollar Rate.” “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien. “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of aan Initial Term Loan, a Tranche B-2 Term Loan, a Revolving Credit Loan or a Swing Line Loan. -35-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Intercreditor Agreement (if any), (v) the Second Lien Intercreditor Agreement (if any) and (vi) amendments of and joinders to any Loan Documents that are deemed pursuant to their terms to be Loan Documents for purposes hereof. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Longstop Date” means the date falling nine months after the First Amendment Effective Date. “Margin Stock” has the meaning specified in Section 5.13(a). “Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under this Agreement or (c) the material rights and remedies of the Administrative Agent and the Lenders under this Agreement. For purposes of determining the satisfaction or waiver of the conditions set forth in Section 4.02(b) and Section 4.03 (including, without limitation, for purposes of any Certain Funds Representation qualified by a Material Adverse Effect made during the Certain Funds Period) and for purposes of Section 5.22 and Section 6.20, “Material Adverse Effect” shall be deemed to refer solely to a material adverse effect on the material rights and remedies of the Tranche B-2 Term Lenders in connection with the 2015 Acquisition. “Maturity Date” means (i) with respect to the Initial Term Loans, October 11, 2020 and, (ii) with respect to the Tranche B-2 Term Loans, the date following seven (7) years and six (6) months after the 2015 Closing Date and (iii) with respect to the Revolving Credit Facility, October 11 , 2018; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day. “Maximum Incremental Facilities Amount” means, at any date of determination, (A)(x) the amount of Indebtedness (if any) such that, after giving pro forma effect to the incurrence of such amount, the Consolidated Secured Debt Ratio would not exceed 2.00 to 1.00 (assuming (a) the Indebtedness being incurred or committed as of such date of determination (and the Indebtedness previously incurred in reliance on this clause (xA) which is still outstanding on such date) would be included in the definition of Consolidated Secured Debt Ratio, whether or not such Indebtedness would otherwise be so included and (b) with respect to any Revolving Commitment Increase, including any previously established Revolving Commitment Increase, assuming a borrowing of the maximum amount of Revolving Credit Loans available thereunder), plus (yB) (I)(x) the sum of (1) all voluntary prepayments of Term Loans and (2) all voluntary prepayments of Revolving Credit Loans to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, on or prior to the date of incurrence of such amount, plus (zy) $750,000,000, minus -36-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(BII) the sum of (i) the aggregate principal amount of Incremental Term Loans and Revolving Commitment Increases incurred pursuant to Section 2.14(a) prior to such date and (ii) the aggregate principal amount of Indebtedness pursuant to a Permitted Debt Offering incurred pursuant to Section 7.02(b)(20) prior to such date. “Maximum Rate” has the meaning specified in Section 10.09. “Minimum Acceptance Condition” means receipt by Bidco of such number of acceptances (that may not be withdrawn) from the shareholders of the Target pursuant to an Offer which, once settled, would result in Bidco holding at least 80% in value of the voting shares in the Target on a fully diluted basis. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” has the meaning specified in Section 6.11(c). “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends. “Net Proceeds” means: (a) 100% of the cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a pursuanttotheLoanDocuments Indebtedness)onsuchasset,other Lien permitted hereunder (other than andCreditAgreementRefinancing customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such -37-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

reduction); provided, that, if the Borrower intends to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 12-month period and 180 days from the entry into such Contractual Obligation, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso) and (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower of any Indebtedness, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded. “New Revolving Amount” has the meaning specified in Section 2.16(f)(i). “New Revolving Commitment Lenders” has the meaning specified in Section 2.16(f)(i). “New Revolving Credit Commitment” has the meaning specified in Section 2.16(f)(i). “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Electing Lender” has the meaning specified in Section 2.16(f)(i). “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii). “Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require. “Notes Offering Memorandum” means the Offering Memorandum dated as of September 12, 2013 relating to the Senior Notes. -38-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“NPL” means the National Priorities List under CERCLA. “Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement, excluding, in the case of both (x) and (y), with respect to any Guarantor at any time, any Excluded Swap Obligations with respect to such Guarantor at such time. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (b) the obligation of any Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with this Agreement. “obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness. “OFAC” has the meaning specified in Section 5.15. “Offer” means a public offer to be made by Bidco to all shareholders of the Target (other than Bidco and its subsidiaries) to acquire some or all of the Target Shares as outlined in the Offer Press Release. “Offer Closing Certificate” means in respect of an Offer, a certificate from the Borrower confirming that: (a) the Minimum Acceptance Condition has been satisfied; and (b) all other conditions (except for any condition relating to the payment of the consideration in respect of the 2015 Acquisition) of the Offer have been satisfied or waived (and, to the extent waived, confirming that any -39-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

such waiver does not, or will not upon becoming effective, constitute a Certain Funds Default). “Offer Documents” means the 2015 Transaction Agreement, the Offering Circular, the Offer Press Release, any other announcement, press release or circular issued or filed by Bidco in connection with an Offer, any other document dispatched to the shareholders of the Target generally in relation to an Offer by Bidco, and any other document designated as such by the Administrative Agent and the Borrower in writing. “Offer Effective Date” means, if the 2015 Acquisition proceeds by way of an Offer, the date on which the Offer is declared unconditional in all respects by Bidco. “Offer Press Release” means the press announcement in the form agreed with the Tranche B-2 Arrangers to be made by Bidco pursuant to Rule 2.5 of the Takeover Rules (in a manner amended from time to time in a manner permitted by this Agreement). “Offering Circular” means, if the 2015 Acquisition proceeds by way of an Offer, any public offer document issued or to be issued by Bidco to the shareholders of the Target in connection with an Offer setting out the terms of the Offer (including any amendments, revisions or extensions thereof). “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i). “Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment. “Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment. “Other Taxes” has the meaning specified in Section 3.01(b). “Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment. -40-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment. “Outstanding Amount” means (a) with respect to the Initial Term Loans, Tranche B-2 Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Initial Term Loans, Tranche B-2 Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. “Participant” has the meaning specified in Section 10.06(d). “Participant Register” has the meaning set forth in Section 10.06(d). “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years. “Perfection Certificate” means a certificate in the form of Exhibit G-1 hereto or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise. “Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit G-2 hereto or any other form approved by the Collateral Agent. “Permitted Acquisition” means any Investment permitted under clause (c) of the definition of Permitted Investments. “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with Section 7.04. “Permitted Debt Offering” means any issuance of senior secured or junior secured or unsecured Indebtedness by any Loan Party after the Closing Date through an incurrence of -41-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

term loans or through a public offering or private issuance of debt securities under Rule 144A or Regulation S under the Securities Act, or otherwise, provided that, (a) such Indebtedness may be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations (other than any Permitted Debt Offering Indebtedness incurred in the form of term loans, which shall not be secured by a first priority Lien on the Collateral), or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations or may be unsecured; (b) such Permitted Debt Offering Indebtedness is not secured by any collateral other than the Collateral securing the Obligations; (c) such Permitted Debt Offering Indebtedness does not mature on or prior to the Latest Maturity Date of, or have a shorter Weighted Average Life to Maturity than, the Term Loans; (d) the covenants, events of default, guarantees, collateral and other terms of such Permitted Debt Offering Indebtedness (other than interest rate and redemption premiums) taken as a whole, are not more restrictive to the Loan Parties than those set forth in this Agreement (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Permitted Debt Offering, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility); (e) a certificate of a Responsible Officer of the issuing Loan Party delivered to the Administrative Agent at least three (3) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the issuing Loan Party has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements; and (f) no Loan Party or any Subsidiary of a Loan Party (other than the Borrower or a Guarantor) is a guarantor or borrower under such Permitted Debt Offering Indebtedness. Notes issued by any Loan Party in exchange for any Indebtedness issued in connection with a Permitted Debt Offering in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Permitted Debt Offering Indebtedness shall also be considered a Permitted Debt Offering. “Permitted Investments” means: (a)any Investment in the Borrower or any of its Restricted Subsidiaries; provided, that any Investment by the Loan Parties in non-Loan Parties pursuant to this clause (a) (other than any 2015 Transactions Investment), together with, but without duplication of, Investments made by Loan Parties in non-Loan Parties pursuant to clause (c) below, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of such Investment (with the amount of each Investment being measured without giving effect to subsequent changes in value); at the time made and (b) Securities; any Investment in Cash Equivalents or Investment Grade -42-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary, or such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary; provided, that any Investment by the Loan Parties in a Person that becomes a non-Loan Party pursuant to this clause (c) (other than any 2015 Transactions Investment made to effect the 2015 Acquisition, or made substantially concurrently with the consummation of the 2015 Acquisition, in connection with the 2015 Transactions), together with, but without duplication of, Investments made by Loan Parties in non-Loan Parties pursuant to clause (a) above, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value); and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer; (ii) except in the case of any Investment made in connection with the 2015 Transactions, no Event of Default shall exist either immediately before or after such purchase or acquisition and (iii) Section 6.11 shall be complied with respect to such newly acquired Restricted Subsidiary and property. (d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to the provisions described under Section 7.04 or any other disposition of assets not constituting an Disposition; (e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date and set forth on Schedule 1.01E or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided that the amount of any such Investment may be Investment as in existence under this Agreement; increased (x) as required by on the Closing Date or (y) as the terms of such otherwise permitted -43-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(f)any Investment acquired by the Borrower or any of its Restricted Subsidiaries: (i)in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or (ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (g) Hedging Obligations permitted under Section 7.02(b)(9); (h) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.05(a)(3); (i) guarantees of Indebtedness permitted under Section 7.02; (j) permitted any transaction to the extent it constitutes an Investment that is and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (5) and (9) thereof); (k)Investments consistingofpurchasesandacquisitionsof inventory, supplies, material or equipment, or other similar assets in the ordinary course of business or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (l)additional Investments having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (m) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Receivables Facility or any repurchases in connection therewith; (n) advances to, or guarantees of Indebtedness of, employees not in excess of $20,000,000 outstanding at any one time, in the aggregate; and -44-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(o) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower. “Permitted Junior Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of Credit Agreement Refinancing Indebtedness, (iii) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Liens” has the definition assigned to such term in Section 7.01. “Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent). “Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers -45-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (v) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered an Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate. “Platform” has the meaning assigned to such term in Section 6.02. “Pre-Effectiveness” has the meaning specified in Section 2.16(f)(ii). “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Pro Forma Basis” and “Pro Forma Compliance” mean, with respect to compliance with any test or covenant hereunder, that to the extent applicable, shall have been calculated in accordance with Section 1.08. “Pro Rata Extension Offer” has the meaning set forth in Section 2.16. “Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata -46-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Public Lender” has the meaning assigned to such term in Section 6.02. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of operations and cash flows of the Borrower for the fiscal quarters ended March 31, 2013 and June 30, 2013. “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be. “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. “Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary. “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility. -47-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto. “Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.” “Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15. “Refinancing Indebtedness” has the meaning set forth in Section 7.02(b)(12). “Refinancing Series” means all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same yield (taking into account any applicable interest rate margin, original issue discount, up-front fees and any LIBOR “floor”) and amortization schedule. “Refunding Capital Stock” has the meaning set forth in Section 7.05(b)(2). “Register” has the meaning set forth in Section 10.06(c). “Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Rejection Notice” has the meaning set forth in Section 2.05(b)(v). “Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. -48-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment. “Relevant Default” has the meaning set forth in Section 8.01. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived. “Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Repricing Transaction” means the prepayment (including repricings or refinancings) of all or a portion of the Term Loans with proceeds from the incurrence by the Borrower of any new Indebtedness having a yield (taking into account any applicable interest rate margin, original issue discount, up-front fees and any LIBOR “floor”) that is less than the yield of the applicable Term Loans (excluding any prepayments, repricings or refinancings in connection with a Change of Control), including without limitation, as may be effected through any amendment to this Agreement relating to the yield of the applicable Term Loans. “Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice. “Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of the (a) Total Outstandings (with, in the case of the Revolving Credit Facility, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) for all Lenders of such Class and (b) aggregate unused Commitments of all Lenders of such Class; provided that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders. “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. -49-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, director, company secretary, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Borrower, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Agreement and that is secured by such cash or Cash Equivalents. “Restricted Investment” means any Investment other than a Permitted Investment. “Restricted Payment” has the meaning set forth in Section 7.05(a). “Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” “Revolving Commitment Increase” has the meaning set forth in Section 2.14(a). “Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(a). “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and Class and, in the case of Eurodollar Rate Loans, having the same Interest Period and currency made by each of the Revolving Credit Lenders of such Class pursuant to any clause of Section 2.01(b). “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders -50-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

shall be $250,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. “Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the amount of the L/C Obligations and the Swing Line Obligations at such time. “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time. “Revolving Credit Loans” has the meaning specified in Section 2.01(b). “Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower. “Revolving Pro Rata Extension Offers” has the meaning specified in Section 2.16(a). “S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business. “Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing. “Same Day Funds” means immediately available funds. “Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority. “Scheme” means a scheme of arrangement made pursuant to Chapter 1 Part 9 of the Act which is or may be proposed by the Target to its shareholders pursuant to which Bidco will become, except with respect to the Euro Deferred Shares (as defined in the 2015 Transaction Agreement), the only shareholder of the Target as outlined in the Scheme Press Release with or subject to any modification, addition or condition approved or imposed by the Court. “Scheme Circular” means a document issued by or on behalf of the Target to shareholders of the Target setting out the proposals for the Scheme stating the -51-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

recommendation of the Scheme to the shareholders of Target by the board of directors of Target including the notice of General Meeting and the Court Meeting. “Scheme Documents” means the Scheme Circular together with the notices of the Court Meeting and General Meeting which accompany that Scheme Circular, the Scheme Press Release, the 2015 Transaction Agreement, the Scheme Resolutions, any other document dispatched by or on behalf of the Target to its shareholders in connection with the Scheme, and any other document designated as such by the Administrative Agent and the Borrower in writing. “Scheme Effective Date” means, if the 2015 Acquisition proceeds by way of a Scheme, the date on which the Court Orders are filed with the Registrar of Companies in Ireland and the Scheme becomes effective in accordance with Irish law. “Scheme Press Release” means the press announcement in the form agreed with the Tranche B-2 Arrangers to be made by Bidco pursuant to Rule 2.5 of the Takeover Rules (in a manner amended from time to time in a manner permitted by this Agreement) to announce the terms of the 2015 Acquisition and confirming that, as at the date of such press release, the 2015 Acquisition was recommended to the Target shareholders by its board of directors. “Scheme Resolutions” means, if the 2015 Acquisition proceeds by way of a Scheme, the resolutions of the Target shareholders for the implementation of the Scheme referred to and substantially in the form to be set out in the Scheme Circular. “Scheme Settlement Date” means the date which falls 14 days after the Scheme Effective Date. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Lien Intercreditor Agreement” means an intercreditor agreement substantially (if applicable, subject to a customary standstill period, of not less than 180 days) in the form of Exhibit I-2 hereto (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Loan Party and any Hedge Bank. -52-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Secured Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien. “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02. “Securities Act” means the Securities Act of 1933, as amended. “Security Agreement” has the meaning specified in Section 4.01(a)(iii). “Senior Indebtedness” means: (a)all Indebtedness of the Borrower or any Guarantor outstanding under this Agreement and related Guarantees, the Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Borrower or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Borrower or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (b)all Hedging Obligations (and guarantees thereof) owing to a Hedge Bank, provided that such Hedging Obligations are permitted to be incurred under the terms of this Agreement; (c) any other Indebtedness of the Borrower or any Guarantor permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Obligations, the Senior Notes or any related Guarantee; and (d) all obligations with respect to the items listed in the preceding clauses (a), (b) and (c); provided, however, that Senior Indebtedness shall not include: (A) any obligation of such Person to the Borrower or any of its Subsidiaries; (B) any liability for federal, state, local or other taxes owed or owing by such Person; (C) any accounts payable or other liability to trade creditors provided that obligations arising in the ordinary course of business; -53-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

incurred under this Agreement shall not be excluded pursuant to this clause (C); (D) any Indebtedness or other obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or (E) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement. “Senior Notes” means (A) $1,500,000,000 in aggregate principal amount of the Borrower’s 5.625% senior unsecured notes due 2021 and (B) $750,000,000 in aggregate principal amount of the Borrower’s 6.125% senior unsecured notes due 2023. “Senior Notes Indenture” means the Indenture for the Senior Notes, dated September 19, 2013, between the Borrower, Wells Fargo Bank, National Association, as trustee, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement. “Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities, (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the projections delivered to the Administrative Agent and the Lenders) and are proposed to be conducted following the Closing Date and (e) such Person is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable laws relating to fraudulent transfers and conveyances. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SPC” has the meaning specified in Section 10.06(g). “Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, merger, amalgamation, consolidation, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” -54-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”. “Squeeze-Out” means any procedure under the Act for the compulsory acquisition by Bidco of any minority shareholders in the Target whether initiated by Bidco or any minority shareholder in the Target. “Squeeze-Out Date” means the first date (if any) on which Bidco shall be entitled pursuant to the Offer to apply the Squeeze-Out procedures in respect of those Target Shares that have not been assented to the Offer. “Squeeze-Out Settlement Date” means the date on which the cash consideration is paid to Target shareholders in relation to the Squeeze-Out. “Stock Buy-Back” means the purchase by the Borrower of approximately 428,676,471 shares of the capital stock of the Borrower via the purchase of Amber Holding, which will hold such stock on or prior to the Closing Date, pursuant to the Stock Purchase Agreement. “Stock Purchase Agreement” means, the Stock Purchase Agreement, dated as of July 25, 2013, by and among the Borrower, ASAC II LP, an exempted limited partnership organized under the laws of the Cayman Islands and Vivendi, S. A. “Subordinated Indebtedness” means: (a) any Indebtedness of the Borrower which is by its terms subordinated in right of payment to Senior Indebtedness, and (b)any Indebtedness of any Guarantor which is by subordinated in right of payment to the Guarantee of such entity Indebtedness. its terms of Senior “Subordinated Indebtedness Documentation” means any documentation governing any Subordinated Indebtedness. “Subsidiary” means, with respect to any Person: (a)any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity but including any Irish incorporated limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company (other than an Irish incorporated limited liability company) or similar entity of which -55-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(A)more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity. “Successor Company” has the meaning specified in Section 7.03(d). “Survey” means a survey of any Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property or any easement, right of way or other interest in the Real Property has been granted or become effective through operation of law or otherwise with respect to such Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 30 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the subject Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the title company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the title company to issue a Title Policy or (b) otherwise reasonably acceptable to the Collateral Agent. “Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with -56-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap. “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04. “Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor or additional swing line lender hereunder. “Swing Line Loan” has the meaning specified in Section 2.04(a). “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto. or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans. “Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding. “Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “Syndication Agent” means J.P. Morgan Securities LLC, as syndication agent. “Takeover Panel” means the Irish Takeover Panel. “Takeover Rules” means the Irish Takeover Panel Act 1997 and the Takeover Rules 2013 of Ireland, as amended and in force from time to time. “Target” means King Digital Entertainment plc, a public limited company incorporated in Ireland. “Target Shares” means the issued shares in the capital of the Target (including any shares of the Target issued prior to completion of the 2015 Acquisition) to the extent not -57-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

cancelled as part of the Scheme, if the 2015 Acquisition proceeds by way of a Scheme, other than the Euro Deferred Shares (as defined in the 2015 Transaction Agreement). “Taxes” means any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto. “Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders.an Initial Term Borrowing or a Tranche B-2 Term Borrowing, as the context may require. “Term Commitment” means, as to each Term Lender, its obligation to make aan Initial Term Loan and a Tranche B-2 Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Initial Term Commitment” or “Tranche B-2 Term Commitment,” as applicable, or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of (I) the Initial Term Commitments is $2,500,000,000 and (II) the Tranche B-2 Term Commitments is $2,300,000,000. “Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time. “Term Loan” means a Loan made pursuant to Section 2.01(a). “Term Loan Standstill Period” has the meaning set forth in Section 8.01(b). “Term Note” means a promissory note of the Borrower payable to any Initial Term Lender or Tranche B-2 Term Lender, as applicable, or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Initial Term Lender or Tranche B-2 Term Lender, as applicable resulting from the Initial Term Loans or the Tranche B-2 Term Loans, as applicable, made by such Initial Term Lender or Tranche B-2 Term Lender, as applicable. “Term Pro Rata Extension Offers” has the meaning specified in Section 2.16(a). “Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended. “Threshold Amount” means $100,000,000. “Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid first mortgage Lien on the mortgaged property and fixtures described therein in the amount equal to not less than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Collateral Agent which shall (A) to the -58-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), and (D) contain no exceptions to title other than Liens permitted hereunder. “Total Assets” means total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated without giving effect to any amortization of the amount of intangible assets since the Closing Date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.08. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “Tranche B-2 Arrangers” means Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman Sachs Bank USA, in their capacities as lead arrangers and lead bookrunners. “Tranche B-2 Term Borrowing” means a borrowing consisting of simultaneous Tranche B-2 Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Tranche B-2 Term Lenders. “Tranche B-2 Term Commitment” means, as to any Tranche B-2 Term Lender, the aggregate of its Term Commitments in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Tranche B-2 Term Commitment.” “Tranche B-2 Term Facility” has the meaning specified in the definition of “Facility.” “Tranche B-2 Term Lender” means, at any time, any Lender that has a Tranche B-2 Term Commitment or a Tranche B-2 Term Loan at such time. “Tranche B-2 Term Loan” means a Loan made pursuant to Section 2.01(a)(II). “Transaction” means, collectively (i) the Stock Buy-Back, (ii) the issuance of the Senior Notes, (iii) the funding of the Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date and (iv) the payment of Transaction Expenses. “Transaction Expenses” means any fees or expenses incurred or paid by the Borrower (or any direct or indirect parent of the Borrower) or any of its (or their) Subsidiaries in -59-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

connection with the Transaction (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Transferred Guarantor” has the meaning specified in Section 11.09. “Treasury Capital Stock” has the meaning set forth in Section 7.05(b)(2). “Treasury Services Agreement” means any agreement between any Loan Party and any Hedge Bank relating to commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depository, or cash management services (including automatic clearing house transfer of funds, overdraft, controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services). “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan. “U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code. “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “United States” and “U.S.” mean the United States of America. “United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d). “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i). “Unrestricted Subsidiary” means: (a)anySubsidiaryoftheBorrowerwhichatthetimeof determination is an Unrestricted Subsidiary (as designated by the Borrower, pursuant to Section 6.14); and (b) any Subsidiary of an Unrestricted Subsidiary. “USA Patriot Act” has the meaning specified in Section 5.15. “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained -60-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by (2) the sum of all such payments; provided that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt, any Refinanced Debt (as defined in the definition of Refinancing Indebtedness) or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent. Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. (d) The term “including” is by way of example and not limitation. (e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. -61-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Section 1.03Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. (b) Notwithstanding anything to the contrary herein, for purposes of this Agreement (including, without limitation, in determining compliance with any test or covenant contained herein) with respect to any period during which any Specified Transaction occurs, the Fixed Charge Coverage Ratio and the Consolidated Secured Debt Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis. Section 1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number). Section 1.05References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Section 1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Section 1.07Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day. -62-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 1.08Pro Forma and Other Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Secured Debt Ratio and the Fixed Charge Coverage Ratio, shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.08, when calculating the Consolidated Secured Debt Ratio for purposes of (i) the definition of “Applicable Rate” and (ii) Section 7.09 (other than for the purpose of determining pro forma compliance with Section 7.09), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. (b) In the event that the Borrower or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating Consolidated EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Test Period for which the Consolidated Secured Debt Ratio or the Fixed Charge Coverage Ratio, as applicable, is being calculated but prior to or simultaneously with the event for which the calculation of the applicable ratio is made (the “Ratio Calculation Date”), then the applicable ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Test Period; provided, however, that, for purposes of any pro forma calculation of the Fixed Charge Coverage Ratio on such determination date pursuant to the provisions described in Section 7.02(a), the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described under Section 7.02(b). (c) For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP (except as set forth in the last sentence of clause (d) below) assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Investment, acquisition, disposition, merger, amalgamation and consolidation, in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that would have required adjustment pursuant to this Section 1.08, then the applicable ratio shall be calculated giving pro forma effect thereto -63-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

for such Test Period as if such Investment, acquisition, disposition, merger and consolidation had occurred at the beginning of the applicable Test Period. (d) For purposes of making the computation referred to above, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Ratio Calculation Date had been the applicable rate for the entire Test Period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Test Period except as set forth in clause (b) of this Section 1.08. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Borrower as set forth in an officer'sofficer’s certificate, to reflect (1) reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within six fiscal quarters after the date of any acquisition, amalgamation or merger (including, to the extent applicable, from the Transaction); and (2) any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnotes (b) to the “Summary Historical and Pro forma Financial Information” under “Summary” in the Notes Offering Memorandum to the extent any such adjustment, without duplication, continues to be applicable to such Test Period. (e) For purposes of calculation of the Fixed Charge Coverage Ratio, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable Test Period. Section 1.09Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. -64-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

ARTICLE II. The Commitments and Credit Extensions Section 2.01The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, (I) each Initial Term Lender severally agrees to make to the Borrower on a pro rata basis on the Closing Date Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Initial Term Lender’s Initial Term Commitment and (II) each Tranche B-2 Term Lender severally agrees to make to the Borrower on a pro rata basis on the 2015 Closing Date Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Tranche B-2 Term Lender’s Tranche B-2 Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars pursuant to Section 2.02 to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Section 2.02Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone(A) telephone or (B) other Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a written Committed Loan Notice. Each such notice, except any such notice with respect to Certain Funds Credit Extensions, must be received by the Administrative Agent not later than 2:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each such notice with respect to Certain Funds Credit Extensions must be received by the Administrative Agent by 1:00 p.m. -65-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

on the requested date of any Borrowing of Base Rate Loans (or such later time as may be agreed by the Administrative Agent in its sole discretion). Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $5,000,000, or a whole multiple of $1,000,000, in excess thereof. Except as provided in Section 2.03(c), 2.04(c), 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting aan Initial Term Borrowing, a Tranche B-2 Term Borrowing, a Revolving Credit Borrowing, a conversion of Initial Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Initial Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing (except in the case of any Certain Funds Credit Extension), each Appropriate Lender shall make the amount of its applicable Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. In the case of each Certain Funds Credit Extension, each Appropriate Lender shall make the amount of its applicable Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) -66-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above. (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Bank of America prime rate used in determining the Base Rate promptly following the public announcement of such change. (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect. (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. Section 2.03Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the -67-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer; (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer; (D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; (E) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a standby Letter of Credit; (F) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (G) Dollars; or the Letter of Credit is to be denominated in a currency other than -68-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(H) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. (iv) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 2:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; and (e) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested -69-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require. (ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit. (iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. -70-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Revolving Credit Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 4:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for -71-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer. (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein. (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent. -72-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C -73-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. (f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Related Parties nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Related Parties, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding anything to the contrary contained in this Section 2.03(f), the Borrower shall retain any and all rights it may have against any L/C Issuer for any liability arising out of the bad faith, gross negligence or willful misconduct of such L/C Issuer, as determined by a final judgment of a court of competent jurisdiction. (g) Cash Collateral.(i) (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and arrangements that are reasonably satisfactory to the applicable L/C Issuer have not otherwise been made), (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize -74-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

the L/C Obligations pursuant to Section 8.02, (iv) if, after the issuance of any Letter of Credit, any Lender becomes a Defaulting Lender or (v) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize (A) the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or (B) in the case of clause (iv) above, the L/C Issuer’s Fronting Exposure with respect to the then Outstanding Amount of all L/C Obligations (determined as of the date such Lender becomes a Defaulting Lender), and shall do so not later than 4:00 p.m., on (x) in the case of the immediately preceding clauses (i) through (iv), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (v), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. (h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement to the Borrower equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the -75-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such letter of credit fees shall be due and payable in U.S. Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to the Borrower equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to the Borrower the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable. (j) Conflict with Issuer Documents. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. (k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer. (l) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association -76-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (n) Reporting of Letter of Credit Information. At any time that any Revolving Credit Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date than an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03. Section 2.04Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, Bank of America in its capacity as Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans to the Borrower (each such loan, a “Swing Line Loan”) from time to time on any Business Day (other than the Closing Date) until the Maturity Date for the Revolving Credit Facility in an aggregate amount not to exceed at any time the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; provided, further, that the Swing Line Lender shall be under no obligation to make Swing Line Loans at any time if any Lender is at such time a Defaulting -77-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Lender hereunder, unless such Defaulting Lender’s participation in the Swing Line Loan would be reallocated, in full, to Non-Defaulting Lenders in accordance with Section 2.17(a). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice(A) telephone or (B) by other Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the relevant Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the relevant Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the relevant Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. (c) Refinancing of Swing Line Loans. (A) (A) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The relevant Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such -78-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 4:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (i) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with this Section 2.04(c)(i), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Section 2.04(c)(i) shall be deemed payment in respect of such participation. (ii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. (iii) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing -79-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, Eurodollar Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. Section 2.05Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in clause (iii) below); provided that (1) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 2:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that the Borrower may rescind any notice of prepayment under this Section 2.05(a) if such prepayment would have resulted from a refinancing or other repayment of all of the Facility or other transaction, which refinancing or transaction shall not be consummated -80-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

or shall otherwise be delayed. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a)(i), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that the Borrower may rescind any notice of prepayment under this Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facility or other transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed. (iii) In the event that on or prior to the date that is six months following the Closing Date, the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Initial Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Initial Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the Initial Term Loans outstanding immediately prior to such amendment that have been repriced. (iv) (iii) In the event that, following the 2015 Closing Date and on or prior to the date that is six months following the 2015 Closing Date, the Borrower (x) makes any prepayment of Tranche B-2 Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Tranche B-2 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each Tranche B-2 Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Tranche B-2 Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the Tranche B-2 Term Loans outstanding immediately prior to such amendment that have been repriced. (b) Mandatory. (i) If (1) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than (x) any Disposition of any property or assets permitted by -81-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Section 7.04 (excluding Section 7.04(o)) or (y) any Disposition of equity interests of Amber Holding or acquisition of shares of Capital Stock of the Borrower acquired in the Stock Buy-Back) or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or Restricted Subsidiary of Net Proceeds in excess of $75,000,000, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or Restricted Subsidiary of such Net Proceeds an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received; provided that if at the time that any such prepayment would be required, the Borrowers (or any Restricted Subsidiary) are required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt (or any Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers (or any Restricted Subsidiary) may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(i) with respect to such portion of such Net Proceeds that the Borrower shall have reinvested (or entered into a binding commitment to reinvest) in accordance with the definition of “Net Proceeds.” (ii) If any Loan Party or any Restricted Subsidiary of a Loan Party incurs or issues any Indebtedness after the Closing Date (other than, in the case of the Borrower or any Restricted Subsidiary, Indebtedness not prohibited under Section 7.02), including Credit Agreement Refinancing Indebtedness, the Borrower shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Loan Party or Restricted Subsidiary of such Net Proceeds. (iii) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate -82-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect. (iv) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt), subject to clause (vii) of this Section 2.05(b). (v) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower to the extent permitted by the Senior Notes Indenture. (vi) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the -83-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b). (vii) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States, and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or any Foreign Casualty Event would have adverse tax consequences with respect to such Net Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary. Section 2.06Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Tranche B-2 Term Commitments, the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Tranche B-2 Term Commitments, the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and, (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit., and (iv) the Borrower may rescind any such notice under this Section 2.06(a) with respect to Tranche B-2 Term Commitments if such termination or reduction would have resulted from a refinancing or other replacement of all of the Tranche B-2 Term Facility or other transaction, which refinancing, replacement or -84-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

transaction shall not be consummated or shall otherwise be delayed. In addition, unless previously terminated in accordance with other terms hereof, the Tranche B-2 Term Commitments shall automatically terminate on the earliest to occur of (i) 12:01 am, New York City time, on the day immediately following the last day of the Certain Funds Period and (ii) the consummation of the 2015 Acquisition without the use of the Tranche B-2 Term Loans. (b) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 10.13). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Section 2.07Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent (I) for the ratable account of the Initial Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after Closing Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date and (II) for the ratable account of the Tranche B-2 Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after the 2015 Closing Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Tranche B-2 Term Loans outstanding on the 2015 Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Tranche B-2 Term Loans, the aggregate principal amount of all Tranche B-2 Term Loans outstanding on such date. (b) Revolving Credit Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Revolving Credit Facility the aggregate principal amount of all of the Borrower’s Revolving Credit Loans under such Facility outstanding on such date. (c) Swing Line Loans. The Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility. Section 2.08Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per -85-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans. (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Section 2.09Fees. In addition to certain fees described in Sections 2.03(h) and (i): (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to the Revolving Credit Loan commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the applicable Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be -86-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for each Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. (b) Closing Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Term Loan and making of such Lender’s Revolving Credit Commitment, a closing fee (the “Closing Fee”) in an amount equal to (x) 0.50% of the stated principal amount of such Lender’s Term Loan funded on the Closing Date and (y) 0.50% of the stated principal amount of such Lender’s Revolving Credit Commitment on the Closing Date. Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter and, in the case of the Closing Fee on the Term Loan, shall be netted against Term Loans made by such Lender. (c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent). Section 2.10Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Section 2.11Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the -87-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Section 2.12Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. (c) (i) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to -88-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) (ii) Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error. (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (e) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such -89-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 10.04(c). (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (g) Except as otherwise provided herein, whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. Section 2.13Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of -90-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that: (i) (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any of its Subsidiaries (as to which the provisions of this Section shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. Section 2.14Incremental Credit Extensions. (a) The Borrower at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments of any Facility or the addition of a new tranche of the Revolving Credit Facility (each such increase or new Revolving Credit Facility, a “Revolving Commitment Increase”), provided that upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist and at the time that any such Incremental Term Loan (other than any Incremental Term Loan under the Tranche B-2 Term Facility to be made during the Certain Funds Period) is made (and after giving effect thereto) no Event of Default shall exist (except in connection with a Permitted Acquisition or Investment in which case no Event of Default pursuant to Section 8.01(a) or (f) shall exist). Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases (other than, for the avoidance of doubt, those established in respect of Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.16) shall not exceed, with respect to the Tranche B-2 Term Facility as of the First Amendment Effective Date (and after giving pro forma effect to the Incurrence of Indebtedness in connection therewith), the Maximum -91-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Incremental Facilities Amount. Any Revolving Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the Revolving Credit Facility (including the maturity date in respect thereof) (provided the applicable margin applicable thereto may be increased if necessary to be consistent with that for the Revolving Commitment Increase). The Incremental Term Loans (a) shall rank pari passu or junior in right of payment and of security with the Revolving Credit Loans and the Term Loans, which, for the avoidance of doubt, may be unsecured, (b) shall not mature earlier than the Maturity Date with respect to the Term Loans, (c) shall not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Term Loans, (d) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments) and (e) the Applicable Rate for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders; provided, however, that (i)(A) until April 11, 2015, the interest rate margins for the Incremental Term Loans shall not be greater than the interest rate margins that may be payable with respect to Initial Term Loans plus 50 basis points (and the interest rate margins applicable to any class of the Initial Term Loans shall be increased to the extent necessary to achieve the foregoing) and (B) until the day that is 18 months from the 2015 Closing Date, the interest rate margins for the Incremental Term Loans shall not be greater than the interest rate margins that may be payable with respect to Tranche B-2 Term Loans plus 50 basis points (and the interest rate margins applicable to the Tranche B-2 Term Loans shall be increased to the extent necessary to achieve the foregoing) and (ii) solely for purposes of the foregoing clause (i), (x) the interest rate margins applicable to any applicable Term Loans or Incremental Term Loans shall be deemed to include all upfront or similar fees or original issue discount payable generally to Lenders providing such Term Loans or such Incremental Term Loans based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Arrangers (or the Tranche B-2 Arrangers, as applicable, or their respective affiliates) in connection with the applicable Term Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (z) if the LIBOR or Base Rate “floor” for the Incremental Term Loans is greater than the LIBOR or Base Rate “floor,” respectively, for the applicable existing Term Loans, the difference between such floor for the Incremental Term Loans and the applicable existing Term Loans shall be equated to an increase in the Applicable Rate, provided that (i) the Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrower, provided that, to the extent such terms and documentation are not consistent with, the Term Facility (except to the extent permitted by clauses (b), (c) and (e) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Term Loans) and (ii) subject to clauses (b) and (c) above, the amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof. Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (it being understood that no existing Lender has an obligation to make an Incremental Term Loan or provide a Revolving Commitment Increase, -92-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

as applicable) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.06(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any Loan Party other than the Borrower, the Agents or the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Amendment shall be subject to such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Revolving Credit Facility only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans under the applicable Facility made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any reasonable and documented out-of-pocket costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. -93-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(b) contrary. This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the Section 2.15Refinancing Amendments. (a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to Section 2.14 to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.14), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans. (b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (which, for the avoidance of doubt, shall not require compliance with Section 7.09 for any incurrence of Other Term Loans) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents -94-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. (c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $50,000,000 and (y) an integral multiple of $5,000,000 in excess thereof. (d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. Section 2.16Extension Offers. (a) Pursuant to one or more offers made from time to time by the Borrower to all Initial Term Lenders or all Tranche B-2 Term Lenders, as applicable, with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Initial Term Loans) or Tranche B-2 Term Loans, as applicable, each applicable Loan, an “Applicable Existing Term Loan”) and on the same terms (“Term Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Term Lenders from time to time to extend the maturity date of such Lender'sLender’s Applicable Existing Term Loans and to otherwise modify the terms of such Lender’s Applicable Existing Term Loans pursuant to the terms of the relevant Term Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Applicable Existing Term Loans and/or modifying the amortization schedule in respect of such Lender'sLender’s Applicable Existing Term Loans). Pursuant to one or more offers made from time to time by the Borrower to all Revolving Credit Lenders with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (“Revolving Pro Rata Extension Offers” and, together with Term Pro Rata Extension Offers, “Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender'sLender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i) when comparing Term Pro Rata Extension Offers, that the Applicable Existing Term Loans are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii) when comparing Revolving Pro Rata Extension Offers, that the Revolving Credit Commitments are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same. Any such extension (an -95-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

“Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan (provided that, for the avoidance of doubt, the implementation of an Incremental Term Loan to establish an Extended Term Loan shall not count as an Incremental Term Loan for purposes of calculating the Maximum Incremental Facilities Amount) for such Lender (if such Lender is extending an existing Applicable Existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or a Revolving Commitment Increase for such Lender (if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment”)). (b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Credit Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Credit Commitments; provided that (i) except as to interest rates, fees, amortization, final maturity date, collateral arrangements and voluntary and mandatory prepayment arrangements (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Applicable Existing Term Loans from which such Extended Term Loans have been extended, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of anythe Extended Term Loans shall be no earlier than the Maturity Date for the Applicable Existing Term Loans from which such Extended Term Loans have been extended, (iii) the Weighted Average Life to Maturity of anythe Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Applicable Existing Term Loans from which such Extended Term Loans have been extended and (iv) except as to interest rates, fees, final maturity, collateral arrangements and voluntary and mandatory prepayment arrangements, any Extended Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Credit Commitments evidenced thereby as provided for in Section 10.01 and other changes necessary to preserve the intent of this Agreement. Any such deemed amendment may, at the Administrative Agent’s or the Borrower’s request, be memorialized in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto. (c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Applicable Existing Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment.For the avoidance of doubt, the commitments and obligations of any Swing Line Lender or L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent. (d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.16), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or -96-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

any minimum increment; provided that the aggregate amount of Extended Term Loans or Extended Revolving Credit Commitment for any new Class of Term Loans or Revolving Credit Commitments made in connection with any Pro Rata Extension Offer shall be at least $50,000,000, (ii) any Extending Lender may extend all or any portion of its Applicable Existing Term Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Credit Commitment), (iii) there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Credit Commitment implemented thereby, (iv) the interest rate limitations referred to in the proviso to clause (d) of Section 2.14(a) shall not be implicated by any Extension and (v) all Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents. (e) Each extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments. (f) (i) Notwithstanding the foregoing, from time to time after the Closing Date, upon notice by the Borrower to the Administrative Agent, banks or other financial institutions (“New Revolving Commitment Lenders”), which may or may not be existing Lenders, may elect to provide a new Revolving Credit Commitment (a “New Revolving Credit Commitment”) hereunder; provided that, to the extent such banks or other financial institutions are not existing Lenders, such banks or institutions shall be reasonably acceptable to the Administrative Agent. Such New Revolving Credit Commitment will be in an amount (the “New Revolving Amount”) and have the terms specified in the notice to the Administrative Agent; provided that except as to interest rates, fees, final maturity, subordinated collateral arrangements and subordinated voluntary and mandatory prepayment arrangements, any New Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon receipt of a New Revolving Credit Commitment, the Borrower shall make a Pro Rata Extension Offer to all existing Revolving Credit Lenders to extend the maturity date of their Revolving Credit Commitments on the same terms as the New Revolving Credit Commitment (each Revolving Credit Lender that accepts such Pro Rata Extension Offer, an “Electing Lender”, and each existing Revolving Credit Lender that is not an Electing Lender, a “Non-Electing Lender”). Following such election (i) the Revolving Credit Commitments of all existing Revolving Credit Lenders will be permanently reduced by an aggregate amount equal to the New Revolving Amount in the manner specified by Section 2.06(b) and (ii) the New Revolving Credit Commitment of the New Revolving Commitment Lenders will become effective and the aggregate Revolving Credit Commitment shall be increased by the New Revolving Amount. In connection with the foregoing, each Electing Lender may further elect (a -97-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

“Further Election”) to provide a New Revolving Credit Commitment hereunder in an amount such that after giving effect to all New Revolving Credit Commitments, the amount of such Electing Lender’s Revolving Credit Commitment will equal the amount of such Electing Lender’s Revolving Credit Commitment prior to any such reduction. In the event any Electing Lender has made a Further Election, the reduction of all Revolving Credit Commitments contemplated by the second preceding sentence will instead be made in an aggregate amount to reflect the New Revolving Amount of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election. Subject to the foregoing, the New Revolving Credit Commitments of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election will otherwise be incorporated as Revolving Credit Commitments hereunder in the same manner in which Extended Revolving Credit Commitments are incorporated hereunder pursuant to this Section 2.16, including without limitation for purposes of Section 2.16(e). (ii) For the avoidance of doubt, after giving effect to such New Revolving Credit Commitments, (1) the aggregate amount of Revolving Credit Commitments of all Classes derived from each Class in effect prior to such New Revolving Credit Commitments will be the same as the aggregate amount of Revolving Credit Commitments of each Class in effect prior to giving effect to such New Revolving Credit Commitments (“Pre-Effectiveness”), (2) the Revolving Credit Lenders that are Non-Electing Lenders will have Revolving Credit Commitments with the same terms as the Revolving Credit Commitment in effect Pre-Effectiveness, (3) the Revolving Credit Lenders that are Electing Lenders will have Revolving Credit Commitments with the same terms as the New Revolving Credit Commitment, (4) each Revolving Credit Lender that is an Electing Lender that has made a Further Election will have an aggregate amount of Revolving Credit Commitments equal to the amount of Revolving Credit Commitments it had Pre-Effectiveness and (5) the New Revolving Commitment Lender will have a Revolving Credit Commitment on the terms of the New Revolving Credit Commitment in an aggregate amount equal to the New Revolving Amount. Section 2.17Defaulting Lenders. (a) Reallocation of Participations to Reduce Fronting Exposure. All or any part of a Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. -98-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(b) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.17(a) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g). (c) New Swing Line Loans/Letters of Credit. Notwithstanding anything in this Agreement to the contrary, so long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE III. Taxes, Increased Costs Protection and Illegality Section 3.01Taxes. (a) Any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum paid or payable under any Loan Document to any Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions, (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender. (b) In addition, the Borrower and Guarantors agree to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 10.13) that are imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Tax (other than any connection arising from having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents) (hereinafter referred to as “Other Taxes”). -99-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(c) The Borrower and each Guarantor agrees to indemnify each Agent and each Lender, within 10 days after written demand therefor, for (i) the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 3.01) payable by such Agent or Lender, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. (d) Status of Lenders. Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by any Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 3.01(d)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing: (1) (1) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding. (2) (2) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable: (A) (A) two properly completed and duly signed original copies of IRS Form W-8BENBEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (B) (B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms), (C) (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit J (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BENBEN-E (or any successor forms), -100-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(D) (D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BENBEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(d) if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or (E) (E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents. (3) (3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Notwithstanding any other provision of this Section 3.01(d), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. (e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts in the future and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender. (f) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund to the Borrower or applicable Guarantor, net of all out-of-pocket expenses of such Lender or Agent (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental -101-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Authority with respect to such refund); provided that the Borrower and Guarantors, upon the request of such Lender or Agent, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent, as applicable, in the event such Lender or Agent is required to repay such refund to the relevant Governmental Authority. This Section 3.01(f) shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (g) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any Swing Line Lender and any L/C Issuer. Section 3.02Illegality. If any Lender determines in good faith in its reasonable discretion that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. -102-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 3.03Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a committed Borrowing of Base Rate Loans in the amount specified therein. Section 3.04Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall: (i) (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or the L/C Issuer; (ii) (ii) subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes); or (iii) (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its -103-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered, to the extent such compensation is sought from similarly situated borrowers. (b) Capital Requirements. If any Lender or the L/C Issuer determines in good faith in its reasonable discretion that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then, to the extent such compensation is sought from similarly situated borrowers, the Borrower, upon request of such Lender or the L/C Issuer, as the case may be, will pay to such Lender or the L/C Issuer such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice. -104-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 3.05Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan of the Borrower on the date or in the amount notified by the Borrower; or (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Section 3.06Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. (b) Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to Section 3.01, 3.02, 3.03 or 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurodollar Rate Loans, or, if applicable, to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. -105-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(c) If the obligation of any Lender to make or continue any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurodollar Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist: (i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans. (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility. Section 3.07Replacement of Lenders under Certain Circumstances. (a) (a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to -106-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13. Section 3.08Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, a Lender or L/C Issuer. ARTICLE IV. Conditions Precedent to Credit Extensions Section 4.01Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder (other than a Certain Funds Credit Extension) is subject to satisfaction or waiver of the following conditions precedent: (a) (a) The Administrative Agent’s receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders: (i) (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower; (ii) (ii) a Note executed by the Borrower in favor of each Lender requesting a Note; (iii) (iii) a security agreement, in substantially the form of Exhibit F hereto (together with each security agreement supplement delivered pursuant to Section 6.11, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with: (A) (A) certificates and instruments representing the Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank, -107-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(B) (B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, (C) (C) copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens), (D) Parties, and (D) a Perfection Certificate duly executed by each of the Loan (E) (E) a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 6.11, in each case as amended or supplemented, the “Intellectual Property Security Agreement”), duly executed by each applicable Loan Party, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken; provided, however, that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests in (1) the certificated equity securities of any material wholly owned U.S. subsidiary of the Borrower, (2) intellectual property pursuant to filings with the United States Patent and Trademark Office and the United States Copyright Office and (3) other assets with respect to which a lien may be perfected by the filing of a financing statement under the UCC) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the initial Credit Extension on the Closing Date but instead shall be required to be delivered and/or perfected in the manner and during the period required by Schedule 4.01(a)(iii). (iv) (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and -108-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party; (v) (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed; (vi) (vi) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably satisfactory to the Administrative Agent and the Arrangers; (vii)(vii)[reserved]; (viii)(viii)a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(i) and (ii) have been satisfied; (ix) (ix) (i) audited financial statements of the Borrower for each of the three fiscal years immediately preceding the initial funding ended more than 90 days prior to the Closing Date; and (ii) unaudited financial statements of the Borrower for any fiscal quarter ended after the date of the most recent audited financial statements of such Person and more than 45 days prior to the Closing Date; (x) (x) a certificate attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis, before and after giving effect to the Transaction, from the Borrower’s chief financial officer, substantially in the form of Exhibit K hereto; (xi) (xi) at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Borrower reasonably requested by the Initial Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act, to the extent requested at least 10 days prior to the Closing Date; and (xii) (xii) (A) the terms of the Stock Purchase Agreement will be reasonably satisfactory to the Arrangers; provided that the Arrangers acknowledge that the Stock Purchase Agreement dated as of July 25, 2013 is reasonably satisfactory to the Arrangers and (B) no conditions precedent to the consummation of the Stock Buy-Back or other provision in the Stock Purchase Agreement dated as of July 25, 2013 shall have been waived, modified, supplemented or amended (and no consent granted), in a manner materially adverse to the Arrangers or the Lenders in their capacities as Lenders, in each case without the consent of the Arrangers, not to be unreasonably withheld or delayed (it being understood and agreed that any increase or reduction in the purchase price shall not be deemed to be materially adverse to the Lenders; provided that (i) any increase in the purchase price shall be funded solely by the available domestic cash of the Borrower and its Subsidiaries (the “Domestic Cash”) -109-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

and (ii) any reduction shall be allocated to ratably reduce the Domestic Cash, the Senior Notes (or bridge loans in lieu of the Senior Notes and/or any other securities issued or incurred in lieu of such bridge loans) and the Loans in proportion to the actual percentages that the amount of Domestic Cash, the Senior Notes (or bridge loans in lieu of the Senior Notes and/or any other securities issued or incurred in lieu of such bridge loans) and the Loan bear to the pro forma total capitalization of the Borrower and its Subsidiaries after giving effect to the Stock Buy-Back). (b) (b) To the extent invoiced at least three Business Days prior to the Closing Date, (i) all fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid. (c) (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date. (d) (d) Except as has been disclosed in the Borrower’s public filings with the SEC as of the date hereof (excluding any risk factor disclosures set forth under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such disclosures are general in nature, or cautionary, predictive or forward-looking in nature), since December 31, 2012, there has not occurred any event that has had or would reasonably be expected to have a Company Material Adverse Effect. (e) (e) The issuance of the Senior Notes shall occur prior to or substantially concurrently with the initial Credit Extension under this Agreement. (f) satisfied. (f) The conditions set forth in clauses (i), (ii) and (iii) of Section 4.02(a) are Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 4.02Conditions to All Credit Extensions After the Closing Date. (a) Following the Closing Date, the obligation of each Lender to honor any Request for Credit Extension (other than (I) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans or (II) a Committed Loan Notice with respect to a Certain Funds Credit Extension) is subject to the following conditions precedent: -110-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(i) The representations and warranties of each Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects. (ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom. (iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. (iv) In the case of any incurrence of a Revolving Credit Loan or a Swing Line Loan or the issuance of a Letter of Credit (other than (1) any Borrowing of Revolving Credit Loans to reimburse an Unreimbursed Amount or (2) any Credit Extension, if after giving effect (on a Pro Forma Basis) to such Credit Extension, the Outstanding Amount of Revolving Credit Loans (including the Outstanding Amount of Swing Line Loans and the aggregate Outstanding Amount of L/C Obligations, but excluding (i) all Letters of Credit that are Cash Collateralized and (ii) non-Cash Collateralized Letters of Credit in an aggregate amount not to exceed $20,000,000) does not exceed 15% of the total Revolving Credit Commitments of all Revolving Credit Lenders), the Consolidated Secured Debt Ratio for the most recently ended Test Period, calculated without giving effect to such Credit Extension, shall be less than or equal to 2.50 to 1.00. Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i), (ii) and (iv) (if applicable) have been satisfied on and as of the date of the applicable Credit Extension. (b) Notwithstanding anything herein (including in Sections 4.01 and 4.02(a)) or in any other Loan Document to the contrary but subject to Section 4.03, during the Certain Funds Period the obligation of each Tranche B-2 Term Lender to honor any Request for Credit Extension with respect to Tranche B-2 Term Loans is subject to solely the following conditions precedent: (i) The Administrative Agent’s receipt of a Committed Loan Notice in accordance with the requirements hereof; (ii) In the case of a Scheme: (A) the Scheme Effective Date shall have occurred; -111-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(B) the 2015 Acquisition shall have been, or substantially concurrently with the occurrence of the 2015 Closing Date shall be, consummated in all material respects in accordance with the terms of the 2015 Transaction Agreement and the other Scheme Documents (including the Scheme Press Release), after giving effect to any modifications, amendments, consents or waivers thereof or thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Tranche B-2 Term Lenders that are effected without the prior written consent of the Tranche B-2 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that, if Bidco becomes aware of any circumstance or event which would entitle or could reasonably be expected to entitle Bidco to withdraw from the Scheme by invoking the condition specified in paragraph 3.7.1 of Appendix I to the Scheme Press Release, any modification, amendment, consent or waiver of that condition shall be deemed materially adverse to the interests of the Tranche B-2 Term Lenders), provided that no consent of the Tranche B-2 Arrangers shall be required if any such modification, amendment, consent or waiver shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (C) Borrower of: receipt by the Administrative Agent of a copy certified by the (1) the Court Orders; (2) each of (i) the Scheme Documents and (ii) documents reflecting amendments or waivers thereof and thereto as are permitted by the terms of this Agreement; and (3) the certificates of the Registrar of Companies in Ireland confirming registration of the Court Orders; (iii) In the case of an Offer: (A) the Offer Effective Date has occurred; (B) receipt by the Administrative Agent of a copy certified by the Borrower of each of (i) the Offer Documents and (ii) documents -112-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

otherwise reflecting amendments or waivers thereof and thereto as are permitted by the terms of this Agreement; (C) the acquisition of no less than 80% of the Target Shares shall have been, or substantially concurrently with the occurrence of the 2015 Closing Date shall be, consummated in all material respects in accordance with the terms of the 2015 Transaction Agreement and the other Offer Documents (including the Offer Press Release), after giving effect to any modifications, amendments, consents or waivers thereof or thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Tranche B-2 Term Lenders that are effected without the prior written consent of the Tranche B-2 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that, if Bidco becomes aware of any circumstance or event which would entitle or could reasonably be expected to entitle Bidco to withdraw from the Offer by invoking a condition equivalent to that specified in paragraph 3.7.1 of Appendix I to the Scheme Press Release, any modification, amendment, consent or waiver of that condition shall be deemed materially adverse to the interests of the Tranche B-2 Term Lenders), provided that no consent of the Tranche B-2 Arrangers shall be required if any such modification, amendment, consent or waiver shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); and (D) receipt by the Administrative Agent of the Offer Closing Certificate, duly signed for and on behalf of the Borrower. (iv) As of the 2015 Closing Date, no Certain Funds Default has occurred and is continuing or would result from the consummation of the requested Certain Funds Credit Extension or from the application of the proceeds therefrom. (v) To the extent invoiced at least three Business Days prior to the 2015 Closing Date, the Administrative Agent and the Tranche B-2 Term Lenders, respectively, shall have received, or shall substantially simultaneously receive, all fees and expenses then due and payable to them in connection with the 2015 Transactions. (vi) Each Certain Funds Representation shall, except to the extent it relates to a particular date, be true and correct in all material respects on and as of the 2015 Closing Date as if made on and as of such date; provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects; it being understood that -113-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

the truth and accuracy of any other representation or warranty of the Loan Parties under the Loan Documents made on the 2015 Closing Date shall not constitute a condition precedent under this Section 4.02(b). (vii) Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(b)(ii), (iii), (iv) and (vi) have been satisfied. The provisions of this Section 4.02(b) are for the benefit of the Tranche B-2 Term Lenders only and, notwithstanding anything herein to the contrary, the Loan Parties and the Tranche B-2 Term Lenders may amend, waive or otherwise modify this Section 4.02(b) or the defined terms used solely for purposes of this Section 4.02(b) or waive any Default resulting from a breach of this Section 4.02(b) without the consent of any other Lender. The making of Certain Funds Credit Extensions by the Tranche B-2 Term Lenders shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Tranche B-2 Term Lender that each of the conditions precedent set forth in this Section 4.02(b) shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person. Section 4.03Certain Funds. Notwithstanding anything else herein (including in Sections 4.01 and 4.02(a)) or in any other Loan Document to the contrary, during the Certain Funds Period, none of the Tranche B-2 Term Lenders shall be entitled to: (a) Subject to Section 4.02(b), refuse to participate in or make available its participation in any Certain Funds Credit Extension; (b) cancel any of its Tranche B-2 Term Commitments to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; (c) rescind, terminate or cancel this Agreement or any of its Tranche B-2 Term Commitments or exercise any similar right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; (d) exercise any right, power or discretion to terminate or cancel the obligation to make available any Certain Funds Credit Extension; (e) exercise any right of set-off or counterclaim in respect of any Certain Funds Credit Extension (other than set-off in respect of fees as agreed in the applicable funds flow document); (f) take any steps to seek any repayment or prepayment of any Loan made hereunder in any way to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; or -114-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(g) take any step to exercise (or to instruct the Administrative Agent to exercise) its rights under Section 8.02 or to enforce any security in respect of any Certain Funds Credit Extension or the Tranche B-2 Term Commitments. in each case, (i) unless a Certain Funds Default has occurred and is continuing on the date, or would result from the making, of such Certain Funds Credit Extension or (ii) except to the extent it is illegal for such Tranche B-2 Term Lender to make such Certain Funds Credit Extension, provided that (x) such Tranche B-2 Term Lender has used commercially reasonable efforts to make the Certain Funds Credit Extension through an Affiliate of such Tranche B-2 Term Lender not subject to the respective legal restriction and (y) the occurrence of such event with respect to one Tranche B-2 Term Lender shall not relieve any other Lender of its obligation hereunder. Upon the expiration of the Certain Funds Period, all rights, remedies and entitlements in clauses (a) through (g) above shall, subject to and in accordance with the applicable provisions of the Loan Documents, be available even though they have not been exercised or available during the Certain Funds Period. ARTICLE V. Representations and Warranties Each Loan Party represents and warrants to the Agents and the Lenders that: Section 5.01Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party; or (iii) violate any material Law; except with respect to any -115-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

conflict, breach, violation or contravention referred to in clause (ii) or (iii), to the extent that such conflict, breach, violation or contravention could not reasonably be expected to have a Material Adverse Effect. Section 5.03Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (or, with respect to consummation of the Transaction, will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. Section 5.04Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary). Section 5.05Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes. (b) (i) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect and (ii) for purposes of the initial borrowing and other Extensions of -116-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Credit on the Closing Date, except as has been disclosed in the Borrower’s public filings with the SEC as of the date hereof (excluding any risk factor disclosures set forth under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such disclosures are general in nature, or cautionary, predictive or forward-looking in nature), since December 31, 2012, there has not occurred any event that has had or would reasonably be expected to have a Company Material Adverse Effect. Section 5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transaction) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 5.07No Default. No Default has occurred and is continuing hereunder. Section 5.08Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.09Environmental Compliance. (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Except as specifically disclosed in Schedule 5.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos--117-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any Loan Party or any of its Subsidiaries at any other location. (c) The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. (d) Except as specifically disclosed in Schedule 5.09(d), none of the Loan Parties or their Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. (f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law. Section 5.10Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and each of their Subsidiaries have filed all Tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties (including in its capacity as withholding agent), that are due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Section 5.11ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws. -118-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(b) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (c) The Foreign Plans of the Loan Parties and the Subsidiaries are in compliance with the requirements of any Law applicable in the jurisdiction in which the relevant Foreign Plan is maintained, in each case, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5.12Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to any part of the Transaction that is consummated on or prior to the Closing Date), no Loan Party has any material Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 10(a) and (b) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership. Section 5.13Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB (“Margin Stock”)), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock (other than the Stock Buy-Back or Margin Stock of King Digital Entertainment plc) or any purpose that violates Regulation U. (b) None of the Borrower or any of the Subsidiaries of the Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940. -119-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 5.14Disclosure. To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information (other than as set forth below and other than information of a general economic or industry nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the Transaction and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such financial information as it relates to future events is not to be viewed as fact and that such projections may vary from actual results and that such variances may be material. Section 5.15Patriot Act and OFAC. (a) No Loan Party is in violation of (i) any applicable requirement of Law relating to terrorism or money laundering in the respective jurisdictions in which such Loan Party or its Affiliates operates (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”) or (ii) the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Department of the Treasury (31 C.F.R. Subtitle B, Chapter V) (“OFAC”). (b) No Loan Party and, to the knowledge of each Loan Party, no Affiliate or broker or other agent of such Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or -120-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list. (c) No Loan Party and, to the knowledge of each Loan Party, no broker or other agent of such Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above (other than as authorized by OFAC) (solely with respect to the provision of services, to the Loan Parties’ knowledge), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. (d) Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer or employee thereof, is an individual or entity currently the subject of any Sanctions applicable in the jurisdictions in which the Borrower operates, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction. (e) The use of proceeds of the Loans will not violate OFAC. Section 5.16Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used or held for use in connection with and reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights and, to the Loan Parties'’ knowledge, no advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted, infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except pursuant to licenses and other user agreements entered into by each Loan Party, on and as of the Closing Date (i) each Loan Party owns and possesses the right to use, and has not authorized any other Person to use, any copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect, except, in -121-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5.17Solvency. On the Closing Date after giving effect to the Transaction, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. On the 2015 Closing Date after giving effect to the 2015 Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Section 5.18Subordination of Subordinated Indebtedness. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Subordinated Indebtedness Documentation. Section 5.19FCPA. No Loan Party, none of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Section 5.20Security Documents. (a) Security Agreement. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement or the Intercreditor Agreement (if in effect), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing -122-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

financing statements or taking possession or control, in each case subject to no Liens other than Liens permitted hereunder. (b) PTO Filing; Copyright Office Filing. In addition to the actions taken pursuant to Section 5.21(a)(i), when the Security Agreement or a short form thereof (including any Intellectual Property Security Agreement) is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement (or Intellectual Property Security Agreement) shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder (to the extent intended to be created thereby) in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) and Trademarks (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered or applied-for Trademarks, Patents and Copyrights acquired by the grantors thereof after the Closing Date). (c) Valid Liens. Each Collateral Document delivered pursuant to Sections 6.11 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in (to the extent intended to be created thereby), all of the Loan Parties’ right, title and interest in and to the Collateral thereunder and (i) when all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any such Collateral Document), such Collateral Documents will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (to the extent required thereby), in each case subject to no Liens other than Liens permitted hereunder. (d) Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law. Section 5.21Use of Proceeds. The Borrower will use the proceeds of the Loans made on the Closing Date to fund the Stock Buy-Back and pay fees and expenses associated therewith and after the Closing Date use the proceeds of any Borrowing (other than any Tranche B-2 Term Borrowing) for general corporate purposes and working capital needs. The Borrower will use the proceeds of the -123-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Tranche B-2 Term Loans made during the Certain Funds Period to fund the 2015 Transactions. Section 5.222015 Acquisition Related Representations (a) The execution, delivery and performance by the Borrower and Bidco of each of the 2015 Acquisition Documents to which the Borrower or Bidco is a party has been duly authorised by the Borrower and/or Bidco, as the case may be. Each of the 2015 Acquisition Documents to which the Borrower or Bidco is a party is the legal, valid and binding obligation of the Borrower and/or Bidco, as the case may be, enforceable against the Borrower and/or Bidco, as the case may be, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or by general principles of equity. Neither the Borrower nor Bidco is in default in the performance or compliance with any of the provisions of the 2015 Acquisition Documents to which it is a party in any respect that is materially adverse to the interests of the Tranche B-2 Term Lenders, unless such failure to comply is compelled by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court). (b) As of the 2015 Closing Date, (in the case of a Scheme) the 2015 Acquisition or (in the case of an Offer) the acquisition by Bidco of no less than 80% of the Target Shares shall have been, or substantially concurrently with the occurrence of the 2015 Closing Date shall be, consummated in all material respects in accordance with all applicable laws, including the Act and the Takeover Rules (subject to any applicable waivers granted by the Takeover Panel). ARTICLE VI. Affirmative Covenants So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable remains unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Loan Parties shall, and shall cause each of their Restricted Subsidiaries to: Section 6.01Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2013 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like -124-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of the Revolving Facility or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) (an “Accounting Opinion”); and (b) Deliver to the Administrative Agent for prompt further distribution to each Lender within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by an Accounting Opinion. Documents required to be delivered pursuant to Section 6.01 and Section 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto, at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Section 6.02Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender: (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; (b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to -125-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; (c) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) (but only together with the delivery of a Compliance Certificate in connection with financial statements delivered pursuant to Section 6.01(a)), (i) a report setting forth the information required by a Perfection Certificate Supplement or confirming that there has been no change in such information since the Closing Date or the date of the last such report (provided no such Perfection Certificate Supplement or confirmation shall be required in connection with the Compliance Certificate to be delivered for the financial statements relating to the fiscal year ended December 31, 2013) and (ii) a list of the Subsidiaries of the Borrower that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and (d) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the -126-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”. Section 6.03Notices. Promptly after a Responsible Officer of a Loan Party has obtained knowledge thereof, notify the Administrative Agent: (a) of the occurrence of any Default; (b) of the occurrence of any ERISA Event; and (c) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect. Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Section 6.04Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it (including in its capacity as withholding agent) or upon its income or profits or in respect of its property, except, in each case, (i) to the extent the failure to pay or discharge the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Section 6.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.03 or 7.04 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.03 or 7.04 or clause (y) of this Section 6.05. Section 6.06Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or -127-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business. Section 6.07Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. All such insurance policies of the Loan Parties shall name the Collateral Agent as additional insured or loss payee, as applicable. With respect to each parcel of Real Property that is subject to a Mortgage, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on such Real Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. Section 6.08Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 6.09Books and Records. Maintain proper books of record and account, in which entries are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the business of the Loan Parties or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder). Section 6.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, senior officers, and independent public accountants, all at reasonable times during normal business hours, upon reasonable advance notice to the -128-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Borrower; provided, however, (a) unless an Event of Default exists, only the Administrative Agent on behalf of the Lenders may exercise the rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year (at the expense of the Borrower in accordance with Section 10.04), (b) if an Event of Default exists and an individual Lender elects to exercise rights under this Section 6.10, (x) such Lender shall coordinate with the Administrative Agent and any other Lender electing to exercise such rights and shall share the results of such inspection with the Administrative Agent on behalf of the Lenders and (y) the number of visits and expense associated with such individual Lender inspections must be reasonable, (c) no Loan Party will be required to disclose, permit the inspection, examination or making copies of or abstracts from, or discussion of, any document, information or other matter that (i) constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any Contractual Obligations or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product, and (d) the Borrower shall have the opportunity to participate in any discussions with the Borrower’s independent public accountants. Section 6.11Additional Collateral; Additional Guarantors. (a) Subject to this Section 6.11 and Section 6.13(b), with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 60 days after the acquisition thereof (or, with respect to intellectual property, in any event on a quarterly basis) (or such later date as the Administrative Agent may agree)) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted hereunder, and (ii) take all commercially reasonable actions necessary to cause such Lien to be duly perfected within the United States to the extent required by such Collateral Document in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent. The Borrower shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties. (b) With respect to any Person that is or becomes a direct Subsidiary of a Loan Party after the Closing Date or ceases to be an Excluded Subsidiary, promptly (and in any event within 60 days after such Person becomes a Subsidiary or the Borrower delivers to the Administrative Agent financial statements upon which it is determined that such Person ceased to be an Excluded Subsidiary (or such later date as the Administrative Agent may agree)) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by such Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such -129-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party (in each case, with respect to Foreign Subsidiaries, to the extent applicable and permitted under foreign laws, rules or regulations) or, if necessary to perfect a Lien under applicable Law, by means of an applicable Collateral Document, to create a Lien on such Equity Interests and intercompany notes in favor of the Collateral Agent on behalf of the Secured Parties and (ii) cause any such Subsidiary (A) to execute a joinder agreement reasonably acceptable to the Administrative Agent or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Collateral Documents (including the Security Agreement), substantially in the form annexed thereto, and (B) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Collateral Documents (including the Security Agreement) to be duly perfected within the United States to the extent required by such agreement in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent, or on which a Lien is required to be created, pursuant to clause (i) of this Section 6.11(b) shall not include any Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary by reason of clauses (b), (d) or (f) of the definition of Excluded Subsidiary, (2) no Excluded Subsidiary or Unrestricted Subsidiary shall be required to take the actions specified in clause (ii) of this Section 6.11(b) and (3) no more than (A) 65% of the total voting power of all outstanding voting stock and (B) 100% of the Equity Interests not constituting voting stock of any CFC or CFC Holdco (except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this Section 6.11(b)) shall be required to be pledged. (c) Promptly grant to the Collateral Agent, within 90 days of the acquisition thereof (or such later date as the Administrative Agent may agree), a security interest in and mortgage in a form reasonably satisfactory to the Administrative Agent and Collateral Agent (a “Mortgage”) on each parcel of Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $5 million as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens permitted hereunder. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey, local counsel opinion (in form and substance reasonably -130-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

satisfactory to the Administrative Agent and the Collateral Agent) and a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Loan Party about special flood hazard area status, if applicable, in respect of such Mortgage). (d) The foregoing clauses (a) through (c) shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as (i) in the reasonable judgment of the Administrative Agent and the Borrower in writing, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) such asset constitutes an Excluded Asset (as such term is defined in the Security Agreement). In addition, the foregoing will not require actions under this Section 6.11 by a Person if and to the extent that such action would (a) go beyond the corporate or other powers of the Person concerned (and then only as such corporate or other power cannot be modified or excluded to allow such action) or (b) unavoidably result in material issues of director’s personal liability, breach of fiduciary duty or criminal liability. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents. (e) Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to this Section 6.11 shall be subject to exceptions and limitations set forth herein, in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower. Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, any Subsidiary of the Borrower that Guarantees the Senior Notes shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness. Section 6.12Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any affected property, in accordance with the requirements of all Environmental Laws. -131-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 6.13Further Assurances and Post-Closing Conditions. (a) Within ninety (90) days after the Closing Date (subject to extension by the Administrative Agent in its discretion), deliver each Collateral Document set forth on Schedule 6.13(a), duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder. (b) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. Section 6.14Designation of Subsidiaries. The Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than solely any Subsidiary of the Subsidiary to be so designated); provided that: (a) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower; (b) such designation complies with Section 7.05; and (c) each of: (i) the Subsidiary to be so designated; and (ii) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness -132-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. The Borrower may designate and re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either: (a)theBorrowercouldincur Indebtedness pursuant to the Fixed Charge Section 7.02(a); or atleast$1.00ofadditional Coverage Ratio test described in (b) the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions. Section 6.15ERISA Reports. Furnish to the Administrative Agent as soon as practicable after request by the Administrative Agent, (x) copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, its Subsidiaries or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (y) with respect to any Multiemployer Plan, (i) any documents described in Section 101(k) of ERISA that the Borrower, any of its Subsidiaries or any ERISA Affiliate may request and (ii) any notices described in Section 101(1) of ERISA that the Borrower, its Subsidiaries or any ERISA Affiliate may request; provided that if the Borrower, its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, Subsidiary or ERISA Affiliate shall make a request for such documents or notices from such administrator or sponsor as soon as reasonably practicable after request by the Administrative Agent for such documents and notices and shall provide copies of such documents and notices as soon as reasonably practicable after receipt thereof. Section 6.16Use of Proceeds. Use the proceeds of the Credit Extensions not in contravention of any Law or of any Loan Document. -133-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 6.17Maintenance of Ratings. In respect of the Borrower, use commercially reasonable efforts to (i) cause each Facility to be continuously rated (but not any specific rating) by S&P and Moody’s; provided that the Tranche B-2 Term Facility need not be so rated prior to the consummation of the 2015 Acquisition and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s. Section 6.18Lender Calls. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower or 90 days after the end of the fiscal year of the Borrower, at the request of the Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a conference call (at a location and time selected by the Administrative Agent and the Borrower) with all Lenders who choose to attend such conference call, at which conference call shall be reviewed the financial results of the previous fiscal quarter or fiscal year, as applicable, and the financial condition of the Borrower and its Subsidiaries; provided that notwithstanding the foregoing, the requirement set forth in this Section 6.18 may be satisfied with a public earnings call. Section 6.19Amber Holding/Bidco. (a) Amber Holding shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and activities incidental thereto; (ii) the consummation of the Transaction; (iii) the payment of dividends and distributions and the making of contributions to the capital of the Borrower; (iv) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees); (v) the performing of its obligations with respect to the Stock Purchase Agreement and the other agreements contemplated thereby; and (vi) activities reasonably related, ancillary or incidental to any of the foregoing. (b) Prior to the expiration of the Certain Funds Period, Bidco shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance, performance of activities relating to its officers, directors, managers and employees and payment of taxes); (ii) entry into, and exercise of rights and the performance of obligations with respect to the 2015 Acquisition Documents and the other agreements and documents contemplated thereby, in each case, as any such agreements and documents may be amended, supplemented, waived or otherwise modified from time to time, or replaced, renewed or extended from time to time, in each case in a manner not prohibited under this Agreement; (iii) other activities in connection with the 2015 Transactions; (iv) the performance of obligations under and compliance with its Organization Documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the -134-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

activities of its Subsidiaries (if any); and (v) activities reasonably related, ancillary or incidental to any of the foregoing. Section 6.20Certain Funds Covenants. (a) The Borrower shall (and shall cause Bidco to) comply in all material respects with applicable laws and regulations relevant to the Offer or the Scheme, as applicable, including the Takeover Rules and the Act (subject to any applicable waivers granted by the Takeover Panel). (b) Unless the Takeover Panel agrees otherwise, if Bidco proceeds with the 2015 Acquisition the Borrower shall dispatch (or cause the dispatch of) the 2015 Acquisition Circular within 28 days of the date of issue of the Announcement (or on such later date as the Takeover Panel may permit). (c) The Borrower shall procure that the terms of the Offering Circular or as the case may be the Scheme Circular are not inconsistent with, or contrary to, the terms of the draft Announcement in any respect materially adverse to the interests of the Tranche B-2 Term Lenders, unless the Tranche B-2 Arrangers have consented to the applicable change (such consent not to be unreasonably withheld, delayed or conditioned) or unless the applicable change is required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court). (d) The Borrower shall, upon the reasonable request of the Tranche B-2 Arrangers, deliver to the Administrative Agent (for further delivery to the Tranche B-2 Term Lenders) Tranche B-2 Arrangers updates as to the status and progress in respect of the 2015 Acquisition, including details of the level of acceptances of the Offer, and will notify the Tranche B-2 Arrangers promptly following any Responsible Officer of the Borrower becoming aware of any reasonably likely failure to fully satisfy any condition of the Offer or the Scheme, as applicable, that would allow Bidco to not proceed with the Offer or the Scheme, as applicable, in each case, to the extent it is able to do so in compliance with applicable Law (including, without limitation, the Act or the Takeover Rules) and confidentiality or other obligations to which it or its applicable Affiliates are subject. (e) The Borrower shall promptly pay (or cause prompt payment of) all amounts payable under the 2015 Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by the Borrower or any of its Subsidiaries and where adequate reserves are set aside for any such payment). (f) The Borrower, if it determines that it is in its commercial best interest to do so, shall take (or shall use commercially reasonable efforts to cause the taking of) all reasonable and practical steps to preserve and enforce its rights (or the rights of any of its Subsidiaries) and pursue any claims and remedies arising under any 2015 Acquisition Documents. (g) [Reserved.] -135-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(h) The Borrower shall not, and shall procure that Bidco does not, take any action (and procure, so far as it is able to do so, that no person Acting in Concert (as defined in the Irish Takeover Panel Act of 1997 (as amended)) with it or otherwise, takes any action) which would compel it (or any person Acting in Concert with it) to make an offer to shareholders in the Target under Rule 9 of the Takeover Rules 2013 of Ireland. (i) The Borrower shall not and shall procure that Bidco does not without the prior written consent of the Administrative Agent purchase any Target Shares other than under the Offer or, where the 2015 Acquisition proceeds by means of a Scheme, under the Scheme. (j) Where the 2015 Acquisition is to be undertaken by way of a Scheme but then changes to an Offer (or vice versa), the Borrower shall promptly notify the Administrative Agent of such change. Following any change in the way in which the 2015 Acquisition is to be undertaken, as notified by the Borrower under this clause (i), each reference to “2015 Acquisition Documents” in this Agreement shall be construed accordingly. (k) The Borrower shall: (i) procure that Bidco complies with its obligations under the Scheme and the Scheme Documents or, as the case may be, the Offer and the Offer Documents, except to the extent (x) failure to do is not materially adverse to the interests of the Tranche B-2 Term Lenders or (y) otherwise required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (ii) procure that Bidco does not waive or amend or agree to any waiver or amendment of the Minimum Acceptance Condition or of those conditions to the Scheme specified in paragraphs 3.1.1, 3.1.2 and 3.6 of Appendix I to the Scheme Press Release (or, in the case of an Offer, the equivalent conditions to the Offer) without obtaining the prior written consent of the Tranche B-2 Arrangers; provided that no consent of the Tranche B-2 Arrangers shall be required if any such waiver or amendment shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (iii) procure that Bidco does not waive or amend or agree to any waiver or amendment of any condition of the Offer or (as the case may be) the Scheme (other than a condition referred to in Section 6.20(k)(ii) above) that is materially adverse to the interests of the Tranche B-2 Term Lenders, without the consent of the Tranche B-2 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Tranche B-2 Arrangers shall be required if any such waiver or modification shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of -136-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

competent jurisdiction (including, without limitation, the Court); (iv) if any Responsible Officer of the Borrower becomes aware of a circumstance or event which would entitle or could reasonably be expected to entitle Bidco to withdraw from the Scheme or the Offer, as applicable, in accordance with the Takeover Rules and circumstances arise where the Takeover Panel would allow reliance by Bidco on any condition to withdraw from the Scheme or the Offer, as applicable, notify the Tranche B-2 Arrangers as soon as practicable of such circumstances or event, unless it is not able to do so in compliance with applicable Law (including, without limitation, the Act or the Takeover Rules) or unless otherwise required by Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (v) if a circumstance or event referred to in section 6.20(k)(iv) above occurs and such circumstance or event could reasonably be expected to have a Material Adverse Effect: (A) upon the Tranche B-2 Arrangers’ request, promptly request the Takeover Panel and/or, in the case of a Scheme, promptly request that the Target makes such application to the Court, to agree to the lapsing or withdrawal of the Offer or, as the case may be the Scheme as a result of the non-satisfaction of that condition and (B) if the Takeover Panel and/or the Court so agrees, not waive that condition or treat it as satisfied, and withdraw the Offer or the Scheme as soon as practicable; (vi) agree with the Tranche B-2 Arrangers the content of, and deliver to the Tranche B-2 Arrangers copies of, all publicity material, announcements intended to be published in relation to the 2015 Acquisition or any Tranche B-2 Term Loan to the extent that they refer to the Administrative Agent, the Tranche B-2 Arrangers, the Tranche B-2 Term Lenders or any Tranche B-2 Term Loan (other than the Scheme Documents or the Offer Documents) as soon as practicable prior to their publication, unless otherwise required by applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); and (vii) except to the extent necessary to comply with any obligations of confidentiality to any regulatory authority, and unless otherwise required by applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court), keep the Tranche B-2 Arrangers informed and consult with the Tranche B-2 Arrangers as to (i) the terms and conditions of any assurance or undertaking proposed to be given by or on behalf of the Borrower, Bidco or any of its Affiliates or, so far as the Borrower or Bidco is aware, the Target to any person for the purpose of obtaining any authorization or clearance in connection with the 2015 Acquisition; and (ii) any terms or conditions proposed in connection with any authorisation required by law in connection with the 2015 Acquisition, in each case of clauses (i) and (ii), above where such terms and conditions could reasonably be expected to have a Material Adverse -137-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Effect. The provisions of this Section 6.20 are for the benefit of the Tranche B-2 Term Lenders only and, notwithstanding anything herein to the contrary, the Required Class Lenders under the Tranche B-2 Term Facility may amend, waive or otherwise modify this Section 6.20 or the defined terms used solely for purposes of this Section 6.20 or waive any Default resulting from a breach of this Section 6.20 without the consent of any Lenders other than such Required Class Lenders. Section 6.21Conditions Subsequent. (a) The Borrower undertakes that: (i) if the Squeeze-Out Date occurs, Bidco shall promptly commence the Squeeze-Out in respect of those Target Shares that have not been assented to the Offer and shall ensure that within two weeks thereafter notices in the prescribed form are given to the holders of such Target Shares that Bidco desires to acquire such Target Shares in accordance with the Squeeze-Out; (ii) it shall procure as soon as possible, and in any event within three (3) months of the 2015 Closing Date where the 2015 Acquisition proceeds by means of a Scheme or within 4 months of the 2015 Closing Date where the 2015 Acquisition proceeds by means of an Offer, that the Target shall be re-registered as a private company pursuant to Section 1290 of the Act. (iii) the Borrower shall use its best efforts to procure that, by no later than the expiry of the Certain Funds Period, the Organization Documents of the Target shall be amended so that Bidco shall have the right to acquire any Target Shares which are required to be issued by the Target pursuant to any rights of any person under any option scheme and evidence shall be provided to the Administrative Agent of such amendment. ARTICLE VII. Negative Covenants So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding: Section 7.01Liens. The Borrower will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any obligation or any related guarantee, on any asset or property of the Borrower or any Guarantor, or any income or profits -138-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

therefrom, or assign or convey any right to receive income therefrom, other than the following (“Permitted Liens”): (1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation, or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business; (2) Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (4) Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the -139-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

value of said properties or materially impair their use in the operation of the business of such Person; (6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (11) or (16) of Section 7.02(b); provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (16) extend only to the assets of Foreign Subsidiaries; (7) Liens existing on the Closing Date listed on Schedule 7.01(b); (8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; (9) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred under Section 7.02; (11) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations; (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (13) leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness; (14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business; -140-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(15) Liens in favor of the Borrower or any Guarantor; (16) Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business; (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility; (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (18); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (18) at the time the original Lien became a Permitted Lien under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement; (19) deposits made in the ordinary course of business to secure liability to insurance carriers; (20) other Liens securing obligations which do not exceed $100,000,000 at any one time outstanding; (21) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; -141-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (27) Liens pursuant to any Loan Document; (28) on Collateral securing Indebtedness incurred pursuant to Section 7.02(b)(20) and 7.02(b)(21), in each case so long as such Indebtedness is subject to the Intercreditor Agreement (or Second Lien Intercreditor Agreement in the case of Permitted Junior Secured Refinancing Debt); (29) Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries; (30) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and (31) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement; and (32) Liens on Equity Interests constituting Margin Stock or Amber Holding Equity Interests. For purposes of this Section 7.01, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness. Section 7.02Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the -142-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided, further, that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by non-Loan Parties shall not exceed $250,000,000 at any one time outstanding. (b) The provisions of Section 7.02(a) hereof shall not apply to: (1) Indebtedness of any Loan Party under the Loan Documents; (2) the incurrence by the Borrower and any Guarantor of Indebtedness represented by the Senior Notes (including any guarantee thereof) issued and outstanding on the Closing Date; (3) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (1) and (2)) listed on Schedule 7.02(b); (4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and together with any other Indebtedness incurred under this clause (4) not to exceed the greater of (x) $125,000,000 and (y) 1.0% of the Total Assets at the time of incurrence; (5) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other -143-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; (6) Indebtedness arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value (as determined in good faith by the Borrower) of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition; (7) Indebtedness of (A) the Borrower or a Restricted Subsidiary to a Restricted Subsidiary or (B) of a Restricted Subsidiary to the Borrower; provided that (x) any such Indebtedness of the Borrower or a Restricted Subsidiary that is a Guarantor owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations; and (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor owed to the Borrower or Guarantor to the extent constituting an Investment must be permitted under Section 7.05; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7); (8) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8); (9) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 7.02, exchange rate risk or commodity pricing risk; (10) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or -144-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (11) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of (x) $400,000,000 and (y) 3.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (11) shall cease to be deemed incurred or outstanding for purposes of this clause (11) but shall be deemed incurred under Section 7.02(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 7.02(a) without reliance on this clause (11); (12) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance: (a) any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 7.02(a) hereof and clauses (2) and (3) above, this clause (12) and clauses (13) and (19) below of this Section 7.02(b), or (b) any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above of this Section 7.02(b)(12), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness: (A) (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, (B) (B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated to or ranking pari passu to the Obligations or the Guaranty, such Refinancing Indebtedness is subordinated to or ranking pari passu, as the case may be, to the Obligations or the Guaranty at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and -145-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(C)(C) shall not include: (i) Stock of a Indebtedness,DisqualifiedStockorPreferred Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower; (ii)Indebtedness,DisqualifiedStockorPreferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (iiiii)Indebtedness,DisqualifiedStockorPreferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; (13) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that after giving effect to such acquisition, merger or consolidation, either: (a) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.02(a), or (b) the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation; (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of notice of its incurrence; (15) (a) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower; (16) Indebtedness of Foreign Subsidiaries of the Borrower at any one time outstanding and together with any other Indebtedness incurred under this clause (16) -146-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

not to exceed the greater of (x) $200 million and (y) 5.0% of the Total Assets of the Foreign Subsidiaries at the time of incurrence (it being understood that any Indebtedness incurred pursuant to this clause (16) shall cease to be deemed incurred or outstanding for purposes of this clause (16) but shall be deemed incurred for the purposes of Section 7.02(a) from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under Section 7.02(a) without reliance on this clause (16)); (17) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; (18) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; (19) Indebtedness consisting of Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower permitted under Section 7.05(b)(4); (20) Indebtedness incurred pursuant to a Permitted Debt Offering so long as the aggregate principal amount of such Indebtedness does not exceed the Maximum Incremental Facilities Amount; and (21) Credit Agreement Refinancing Indebtedness. (c) For purposes of determining compliance with this Section 7.02: (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 7.02(b) above or is entitled to be incurred pursuant to Section 7.02(a) hereof, the Borrower, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Closing Date will be treated as incurred on the Closing Date under clause (1) of Section 7.02(b) hereof and will not later be reclassified; and (2) at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 7.02(a) and Section 7.02(b) hereof. -147-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (11) above shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such refinancing. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. Notwithstanding anything to the contrary contained in this Section 7.02, the Borrower will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Guarantor, as the case may be. For the purposes of this Agreement, (1) Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and (2) Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral. Section 7.03Fundamental Changes. Neither the Borrower nor any of its Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transaction or the 2015 Transactions), except that: -148-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(a) any Restricted Subsidiary may merge or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary under clause (a), a Loan Party shall be the continuing or surviving Person; (b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders; (c) the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is the Borrower or a Guarantor, then (i) the transferee must be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.05 or the definition of Permitted Investment (other than clause (d) thereof), respectively; and (d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation (any such Person, the “Successor Company”) is not the Borrower, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) each mortgagor of a parcel of Real Property that is subject to a Mortgage, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the -149-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Successor Company will succeed to, and be substituted for, the Borrower under this Agreement; (e) so long as no Default exists or would result therefrom, a Guarantor may merge or consolidate with any other Person; provided that (i) such Guarantor shall be the continuing or surviving corporation or (ii) if the Successor Company is not such Guarantor, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which such Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each other Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each other Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) each mortgagor of a parcel of Real Property that is subject to a Mortgage, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) such Guarantor shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Guarantor under this Agreement; (f) so long as no Default exists or would result therefrom, the Borrower or any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.05; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11; and (g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.04.; and (h) any Restricted Subsidiary may dispose of the Equity Interests of the Target, to the extent constituting Margin Stock. Section 7.04Dispositions. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Disposition, except: -150-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(a) (a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment or other assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business; (b) (b) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.03 or any disposition that constitutes a Change of Control pursuant to this Agreement; (c) (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 7.05; (d) (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Borrower) of less than $75,000,000; (e) (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower; (f) (f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business; (g) (g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business; (h) (h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (i) (i) foreclosures on assets; (j) (j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (k) (k) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Agreement; (l) (l) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, world-wide licenses that are longer than three years); (m) (m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell -151-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (n) (n) the lapse or abandonment of intellectual property rights in the ordinary course of business which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; (o) (o) (1) Dispositions in which the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Disposition at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of; and (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of: (i) (i) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Disposition) and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing, (ii) (ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Disposition, and (iii) (iii) any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value (as determined in good faith by the Borrower) of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, -152-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

shall be deemed to be cash for purposes of clause (2) above and for no other purpose; and (p) (p) the dispositionDisposition of any Equity Interests constituting Margin Stock or Amber Holding Equity Interests. Section 7.05Restricted Payments. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (I) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than (x) dividends or distributions payable by the Borrower solely in Equity Interests (other than Disqualified Stock) of the Borrower, or (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower, including in connection with any merger or consolidation; (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than (x) Indebtedness permitted under Section 7.02(b)(7); or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or (IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment: (1) no Default shall have occurred and be continuing or would occur as a consequence thereof; (2) immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.02(a); and (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by Section 7.05(b)(1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (8) and (12), but excluding all other Restricted Payments permitted by Section 7.05(b)), is less than the sum of (without duplication): (A) (A) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) beginning July 1, 2013 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial -153-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

statements are available at the time of such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus (B) (B) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower since immediately after the Closing Date from the issue or sale of: (i) EquityInterestsoftheBorrower,including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received from the sale of: (x)Equity management, directors after the Closing Date Interests tomembers of or consultants of the Borrower to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4); and (y)Designated Preferred Stock; and (ii) debt securities of the Borrower or a Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Borrower; provided, however, that this Section 7.05(a)(3)(B) shall not include the proceeds from (W) Refunding Capital Stock, (X) Equity Interests or convertible debt securities of the Borrower sold to a Restricted Subsidiary or (Y) Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock; plus (C) (C) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than by a Restricted Subsidiary); plus (D) (D) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute -154-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

RestrictedInvestmentsby theBorroweroritsRestricted Subsidiaries, in each case after the Closing Date; or (ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary; plus (E) (E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Borrower in good faith or if such fair market value may exceed $100,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment. (b) The foregoing provisions of Section 7.05(a) will not prohibit: (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement as if it were and is deemed at such time to be a Restricted Payment at the time of such notice; (2) (a) any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower (other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on any redeemed, repurchased, retired or otherwise acquired Equity Interests of the Borrower (“Treasury Capital Stock”) out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 7.05(b)(6) and not made pursuant to clause (b) above, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement; (3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Guarantor, as the case may be, which is incurred in compliance with Section 7.02 so long as: (a)the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, -155-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness; (b) such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value; (c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired; and (d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired; (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower held by any future, present or former employee, director or consultant of the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this Section 7.05(b)(4) do not exceed in any calendar year $25,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed: (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower to members of management, directors or consultants of the Borrower or any of its Subsidiaries that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 7.05(a)(3); plus (b) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date; less -156-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this Section 7.05(b)(4); and provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management of the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provision of this Agreement; (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in accordance with Section 7.02 to the extent such dividends are included in the definition of “Fixed Charges”; (6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date; or (b) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 7.05(b)(2); provided, however, in the case of each of clauses (a) and (b) of this Section 7.05(b)(6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, Borrower and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; (7) repurchases of Equity Interests deemed to occur (i) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee; (8) Restricted Payments on the Borrower’s common stock (x) of an aggregate amount not to exceed $150,000,000 in any calendar year, with such amount increasing 7.5% each calendar year after the Closing Date, and (y) held by Amber Holding to the extent it is a wholly owned Subsidiary of the Borrower; provided that the Restricted Payments under this subclause (y) shall be distributed to the Borrower by Amber Holding promptly following any Restricted Payment made pursuant to this subclause (y); -157-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(9) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (9) not to exceed $250,000,000; (10) distributions or payments of Receivables Fees; (11) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 7.07; (12) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement; and (13) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (9) and (13), no Default shall have occurred and be continuing or would occur as a consequence thereof. (c) For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 7.05(a) or clause (9) or (13) of Section 7.05(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Section 7.06Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by any the Borrower or Restricted Subsidiary on the Closing Date or any business reasonably related, complementary, ancillary or incidental thereto. Section 7.07Transactions with Affiliates. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or -158-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25,000,000 unless: (i) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and (ii) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $100,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an officer’s certificate certifying that such Affiliate Transaction complies with clause (i) above. (b) (b) The foregoing provisions will not apply to the following: (1) transactions between or among the Borrower or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction; (2) Restricted Payments permitted to be made pursuant to Section 7.05 and Permitted Investments; (3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Restricted Subsidiaries; (4) transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; (5) any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date, as determined in good faith by the Borrower); (6) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, (a) any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date (b) the stockholders agreement to be entered into among the Issuer, ASAC II LP, Robert A. Kotick and Brian G. Kelly in connection with the Transaction (including any registration rights agreement or purchase agreement related thereto) and (c) any similar agreements which it may enter -159-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect when taken as a whole; (7) Transaction; the Transaction and the payment of all fees and expenses related to the (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (9) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any director, officer, employee or consultant; (10) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (11) payments or loans (or cancellation of loans) to employees, directors or consultants of the Borrower or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by the Borrower in good faith; and (13) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business. Section 7.08Burdensome Agreements. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to: (1) (a) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries; -160-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(2) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or (3) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of: (a) (a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Senior Notes Indenture; (b) (b) Loan Documents; (c) (c) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired; (d) (d) applicable law or any applicable rule, regulation or order; (e) (e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired; (f) (f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold; (g) (g) Secured Indebtedness otherwise permitted to be incurred under Sections 7.01 and 7.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (h) (h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (i) (i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Closing Date under Section 7.02; (j) (j) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture; (k) (k) customary provisions contained in leases, sub-leases, licenses or sub-licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; -161-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(l) (l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; (m) (m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Borrower are necessary or advisable to effect such Receivables Facility; and (n) (n) restrictions on Equity Interests constituting Margin Stock or Amber Holding Equity Interests. Section 7.09Financial Covenant. The Borrower shall not permit the Consolidated Secured Debt Ratio as of the last day of any Test Period to be higher than 2.50 to 1.00; provided that the provisions of this Section 7.09 shall not be applicable to any such last day of such Test Period if on such last day of such Test Period, the Outstanding Amount of Revolving Credit Loans (including the Outstanding Amount of Swing Line Loans and the aggregate Outstanding Amount of L/C Obligations, but excluding (i) all Letters of Credit that are Cash Collateralized and (ii) non-Cash Collateralized Letters of Credit in an aggregate amount not to exceed $20,000,000)) is equal to or less than 15% of the total Revolving Credit Commitments of all Revolving Credit Lenders. The provisions of this Section 7.09 are for the benefit of the Revolving Credit Lenders only and the Required Class Lenders may amend, waive or otherwise modify this Section 7.09 or the defined terms used solely for purposes of this Section 7.09 or waive any Default resulting from a breach of this Section 7.09 without the consent of any Lenders other than the Required Class Lenders in accordance with the provisions of clause (v) of the second proviso of Section 10.01. Section 7.10Accounting Changes. The Borrower shall not make any change in its fiscal year (other than in connection with a change in accounting practices pursuant to Section 6.01); provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. -162-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

ARTICLE VIII. Events Of Default and Remedies Section 8.01Events of Default. Any of the following shall constitute an event of default (an “Event of Default”): (a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or (iii) within ten (10) Business Days after the same becomes due, any other amount payable hereunder or with respect to any other Loan Document; or (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided that a Default as a result of a breach of Section 7.09 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans, Incremental Term Loans or Extended Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement (the “Term Loan Standstill Period”); or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or -163-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that notwithstanding any provision of this clause (e) to the contrary, to the extent that the terms of any such agreement or instrument governing the sale, pledge or disposal of Margin Stock or the Equity Interests in Amber Holding or utilization of the proceeds of such Indebtedness in connection therewith would result in such acceleration and in a Default or an Event of Default under this Agreement, and would cause this Agreement or any Loan to be subject to the margin requirements or any other restriction under Regulation U issued by the FRB, then such acceleration shall not constitute a Default or Event of Default under this clause (e); orand, provided further that, for the avoidance of doubt and notwithstanding any provision of this clause (e) to the contrary, an event or a condition under clause (m) of this Section 8.01 shall not cause an Event of Default under this clause (e); or (f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and the Restricted Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not disputed coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or -164-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or 7.04) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or (j) Change of Control. There occurs any Change of Control; or (k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii) except for any failure due to foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than pledges made under Laws of the applicable jurisdiction of formation of such Foreign Subsidiary); or (l) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party, a Restricted Subsidiary or any ERISA affiliate under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to any Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms, except as could not reasonably be expected to have a Material Adverse Effect. (m) Certain Funds Covenant. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.20(a), (c), (e), (g), (h), (j) and (k)(i) to (v) (inclusive) (each, a “Certain Funds Covenant Event of Default”); provided that, notwithstanding anything herein to the contrary, a Certain Funds -165-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Covenant Event of Default shall not constitute an Event of Default with respect to any Facility other than the Tranche B-2 Term Facility. Notwithstanding anything herein or in any other Loan Document to the contrary, any event or condition which would constitute a Default or an Event of Default, as applicable, and which arises or becomes apparent with respect to the Borrower, the Target or any of their respective Subsidiaries during the Clean-up Period (the “Relevant Default”) shall, subject to the immediately following sentence, be deemed not to be a Default or an Event of Default, as applicable, unless it is continuing after the expiration of the Clean-up Period. The immediately preceding sentence shall not apply with respect to any Relevant Default to the extent that such Relevant Default: (i) Closing Date; was procured or approved of by the Borrower after the 2015 either (A) is not capable of remedy or (B) is capable of remedy (ii) and the Borrower or the respective Subsidiary does not take reasonable steps to remedy it promptly upon becoming aware thereof; or (iii) has a Material Adverse Effect. Section 8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, (I) to the extent such Event of Default solely comprises a Financial Covenant Event of Default, prior to the expiration of the Term Loan Standstill Period, at the request of the Required Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Swing Line Loans, and any Letters of Credit): and (II) to the extent such Event of Default solely comprises a Certain Funds Covenant Event of Default, at the request of the Required Class Lenders under the Tranche B-2 Term Facility only, and in such case only with respect to the Tranche B-2 Term Facility): (i) declare the commitment of each applicable Lender to make applicable Loans and, if applicable, any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the unpaid principal amount of all applicable outstanding Loans, all interest accrued and unpaid thereon, and all other applicable amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (iii) require, if applicable, that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and -166-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(iv) subject to the Intercreditor Agreement, exercise on behalf of itself and the applicable Lenders all rights and remedies available to it and the applicable Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Section 8.03Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f), (g) or (h) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied). Section 8.04Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law): First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable -167-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law. Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower. ARTICLE IX. Administrative Agent and Other Agents Section 9.01Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. -168-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(b) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. Section 9.02Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 9.03Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and -169-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(c) (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (d) (d) The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), in each case in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer. (e) (e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and -170-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 9.05Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 9.06Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Section 9.07Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, -171-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. Section 9.08Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and (b) (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; -172-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

and any custodian, receiver, assignee, trustee, liquidator, examiner, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding. Section 9.09Collateral and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Collateral Agent, at its option and in its discretion, (a) (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Assets” (as such term is defined in the Security Agreement), (iv) if approved, authorized or ratified in writing in accordance with Section 10.01, (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below or (vi) upon the terms of the Collateral Documents or the Intercreditor Agreement (if in effect) or any other intercreditor agreement entered into pursuant hereto; (b) (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or becomes an Excluded Subsidiary or an Unrestricted Subsidiary; and (c) (c) to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(6) (but solely in the case of Indebtedness incurred pursuant to clause (4) of Section 7.02(b)). Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or -173-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Administrative Agent or the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09. The Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement is binding upon the Lenders. Section 9.10No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the “syndication agent,” “joint bookrunners” or “arrangers” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder. Section 9.11Treasury Services Agreements and Secured Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.04, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank, as the case may be. Section 9.12Withholding Tax. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or -174-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include any Swing Line Lender and any L/C Issuer. ARTICLE X. Miscellaneous Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and such Loan Party, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall: (a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender); (b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest); (c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed; provided that, only the consent of the Required -175-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (d) subject to the third paragraph of this Section 10.01, change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(b), 2.12(a), 2.13 or 8.04 without the written consent of each Lender; (e) other than in connection with a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (f) other than in connection with a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or (g) without the written consent of the Required Class Lenders, adversely affect the rights of a Class in respect of payments or Collateral in a manner different to the effect of such amendment, waiver or consent on any other Class, and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) no amendment, waiver or consent shall be made to modify Section 7.09 or any definition related thereto (as any such definition is used for purposes of Section 7.09) or waive any Default or Event of Default resulting from a failure to perform or observe the requirements of Section 7.09 without the written consent of the Required Class Lenders under the applicable Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments (such Required Class Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (v) shall not require the consent of any Lenders other than the Required Class Lenders under such Facility or Facilities with respect to Revolving Credit Commitments; and provided further that the Borrower and the Administrative Agent shall be permitted to enter into an amendment, supplement, modification, consent or waiver to cure any ambiguity, omission, defect or inconsistency in any Loan Document without the prior written consent of the Required Lenders. -176-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Notwithstanding the foregoing, this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lender(s) and the Borrower so long as the Obligations of the Revolving Credit Lenders and, if applicable, the other Swing Line Lender are not affected thereby. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph). Section 10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). -177-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; -178-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. (e) Reliance by the Agents, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of bad faith, gross negligence or willful misconduct by such Person. All telephonic notices to and other telephonic communications with the Administrative Agent or the Collateral Agent, may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording. Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan -179-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Section 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all allocated fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement, including Section 6.10 hereof, and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. -180-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer -181-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. Section 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (other than as permitted pursuant to Section 7.03) neither -182-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; -183-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(ii) (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; (C) (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and (D) (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility. Notwithstanding anything herein (including in clause (A) above) or in any other Loan Document to the contrary, no Tranche B-2 Term Lender shall affect any assignment with respect to the Tranche B-2 Term Facility during the Certain Funds Period (other than an assignment to an Affiliate of a Tranche B-2 Term Lender or to those banks, financial institutions or other institutional lenders that have been agreed by the Borrower and the Tranche B-2 Arrangers prior to the First Amendment Effective Date) without the Borrower’s prior written consent in the Borrower’s sole discretion. -184-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(iv) (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person. (vi) (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this -185-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement -186-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person expect to the extent that such disclosure is necessary to establish that any loans are in registered form for U.S. federal income tax purposes. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(ii). Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (provided that an SPC shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Granting Lender would have been entitled to receive with respect to the SPC granted to such SPC, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the SPC became an SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the -187-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. (i) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Initial Term Loans or Tranche B-2 Term Loans (each, an “Assigned Term Loan”) hereunder to the Borrower or any of its Subsidiaries through (x) Dutch auctions open to all Appropriate Lenders on a pro rata basis in accordance with procedures set forth in Exhibit L hereto or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases on a non-pro rata basis; provided, that: (i) (i) in connection with assignments pursuant to clause (x) above, the Borrower or such Subsidiary shall make an offer to all Appropriate Lenders to take Assigned Term Loans by assignment pursuant to procedures set forth in Exhibit L hereto; -188-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(ii) (ii) upon the effectiveness of any such assignment, such Assigned Term Loans shall promptly be retired, and shall be deemed cancelled and not outstanding for all purposes under this Agreement; (iii) continuing; (iii) no Default or Event of Default shall exist and be (iv) (iv) the Borrower must represent and warrant to the assigning Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information); and (v) (iv) the Borrower and any other Affiliates of the Borrower shall be Eligible Assignees with respect to the Term Loans only. Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.; provided that, during the Certain Funds Period, Information in respect of or in connection with the 2015 Transactions may only be disclosed if and to the extent in compliance with the Takeover Rules or the requirements of the Court (if the 2015 Acquisition is implemented as a Scheme). -189-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein or in any other Loan Documents to the contrary, any and all information in respect of or in connection with the 2015 Transactions received at any time and from time to time prior to or during the Certain Funds Period shall be deemed to constitute Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. The Borrower, in respect of the Agents and the Tranche B-2 Term Lenders, and the Agents and the Tranche B-2 Term Lenders, in respect of the Borrower, the Target and their respective Subsidiaries and other Affiliates, may not issue any press release or make any public announcement which references the other relevant party in the context of the 2015 Acquisition except with the applicable party’s prior written consent, such consent not to be unreasonably withheld or delayed and not to be required in the case of references required by the Takeover Rules or applicable laws or regulations in relation to the 2015 Acquisition or the rules of any securities exchange or regulatory authority (but the parties shall use all reasonable endeavours to consult with each other prior to making any such press release or public announcement). Section 10.08 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its -190-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Section 10.10 Counterparts; Effectiveness. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Section 10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between -191-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) (a) the Administrative Agent shall have received the assignment fee specified in Section 10.06(b); (b) (b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances and, other than in the case of a Defaulting Lender, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, any premium thereon (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender); -192-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(c) (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and (d) (d) such assignment does not conflict with applicable Laws. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 10.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register. Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Borrower and the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. Section 10.15 GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH -193-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lenders and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.06 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03. -194-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the other Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, are arm’s-length commercial transactions between the Borrower, the other Loan Parties their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each of the other Loan Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the other Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers have any obligation to the Borrower, the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers have any obligation to disclose any of such interests to the Borrower, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each of the other Loan Parties hereby waive and release any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party. Section 10.20 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the -195-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of each Loan Party and other information regarding each Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (includingdocument to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. ARTICLE XI. Guarantee Section 11.01 The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower (other than such Guarantor), and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof, excluding, with respect -196-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything to the contrary, this Section 11.01 shall not require or result in the application of any amount received from any Loan Party to any Excluded Swap Obligation of such Loan Party. Section 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted; (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or -197-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

(v) the release of any other Guarantor pursuant to Section 11.09. The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Section 11.03 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Section 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. -198-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

Section 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. Section 11.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. Section 11.07 Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising. Section 11.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Section 11.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section -199-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

10.04 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents. Section 11.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder. Section 11.11 Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect) and such other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Intercreditor Agreement (if in effect) or any other such intercreditor and terms of this Agreement, the terms of the Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern. Section 11.12 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the termination of the -200-CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm 1000892582

Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. -201-Last Saved: 08/19/2013 8:50 pm CG&R Draft 1000892582v1 1000892582

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. ACTIVISION BLIZZARD, INC. By: Name: Title: CG&R Draft Last Saved: 08/19/2013 8:50 pm 1836110.07-NYCSR07A 1000892582v1 MSW - Draft August 29, 2013 - 7:43 PM

BANK OF AMERICA, N.A., as Administrative Agent By: Name: Title: CG&R Draft Last Saved: 08/19/2013 8:50 pm 1836110.07-NYCSR07A 1000892582v1 MSW - Draft August 29, 2013 - 7:43 PM

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender By: Name: Title: CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer By: Name: Title: CG&R Draft 1000892582v1 Last Saved: 08/19/2013 8:50 pm

Schedule 1.01A Commitments - 1022497.10-NYCSR04A 1000944701v16 MSW - Draft October 8, 2013 - 2:03 PM Lender Tranche B-2 Term Commitment Bank of America, N.A. $2,070,000,000 Goldman Sachs Bank USA $230,000,000 Total: $2,300,000,000 Lender Revolving Commitment Bank of America, N.A. $37,500,000 JPMorgan Chase Bank, N.A. $37,500,000 Goldman Sachs Bank USA $25,000,000 HSBC Bank USA, N.A. $25,000,000 Mizuho Bank, Ltd. $25,000,000 Royal Bank of Canada $25,000,000 SunTrust Bank $25,000,000 The Bank of Tokyo-Mitsubishi UFJ, Ltd. $25,000,000 U.S. Bank National Association $25,000,000 Total: $250,000,000 Lender Initial Term Commitment Bank of America, N.A. $2,500,000,000 Total: $2,500,000,000

EXHIBIT A [FORM OF] COMMITTED LOAN NOTICE To: Bank of America, N.A., as Administrative Agent [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement, dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” ), among Activision Blizzard, Inc., as Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby requests (select one): A Borrowing of new Loans A conversion of Loans made on A continuation of Loans made on to be made on the terms set forth below: (A) Class of Borrowing1 (B) Date of Borrowing, conversion or continuation (which is a Business Day) (C) Principal amount2 (D) Borrower 1 Initial Term, Tranche B-2 Term or Revolving Credit. 2 Eurodollar borrowing minimum of $5,000,000, and borrowings also allowed in whole multiples of $1,000,000 in excess thereof. Base Rate borrowing minimum of $1,000,000 and borrowings also allowed in whole multiples of $500,000 in excess thereof. A-1 1000944696v15

EXHIBIT C-1 LENDER: [• ] PRINCIPAL AMOUNT: $[• ] [FORM OF] TERM NOTE New York, New York [Date] FOR VALUE RECEIVED, the undersigned, ACTIVISION BLIZZARD, INC., a Delaware limited liability company (the “Borrower” ), hereby promises to pay to the Lender set forth above (the “Lender” ) or its registered assigns in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” ), among the Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent) (i) on the dates set forth in the Credit Agreement, the principal installment amounts set forth in the Credit Agreement with respect to [Initial] [Tranche B-2]1 Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all [Initial] [Tranche B-2]2 Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement. The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note. This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain 1 Select as appropriate. 2 Select as appropriate. C-1-1 Last Saved: 01/30/2014 10:45 am CG&R Draft 1000944696v15

6. Assigned Interest: [7. Trade Date: ]11 Effective Date: , 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] 6 List each Assignor, as appropriate. 7 List each Assignee, as appropriate. 8 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment” , “Initial Term Commitment” , “Tranche B-2 Term Commitment” , etc.). 9 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date. E-3 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am Assignor[s]6 Assignee[s]7 Facility Assigned8 Aggregate Amount of Commitment/Loans for all Lenders9 Amount of Commitment/L oans Assigned Percentage Assigned of Commitment/ Loans10 CUSIP Number $ $ % $ $ % $ $ %

EXHIBIT L [FORM OF] LOAN OFFER PROVISIONS Offer by the Borrower or any of its Subsidiaries to Lenders to Purchase Term Loans by Assignment (i) The Borrower or any of its Subsidiaries (each an “Assignee Party” ) shall have the right at any time and from time to time to purchase Initial Term Loans or Tranche B-2 Term Loans at a discount to the par value of such Initial Term Loans or Tranche B-2 Term Loans (each, a “Loan Assignment Auction” ) pursuant to and in compliance with the procedures described in this Exhibit L and 10.06(i)(i) of the Credit Agreement; provided that any Loan Assignment Auction shall be offered to all Initial Term Lenders or Tranche B-2 Term Lenders, as applicable, on a pro rata basis. (ii) To the extent an Assignee Party seeks to conduct a Loan Assignment Auction, such Assignee Party will provide written notice to the Administrative Agent substantially in the form of Exhibit 1 hereto (each, a “Loan Assignment Auction Notice” ) that such Assignee Party desires to prepay Initial Term Loans or Tranche B-2 Term Loans in an aggregate principal amount specified therein by the Assignee Party (each, a “Proposed Auction Assignment Amount” ), in each case at a discount to the par value of such Initial Term Loans or Tranche B-2 Term Loans as specified below. The Proposed Auction Assignment Amount of Initial Term Loans or Tranche B-2 Term Loans shall not be less than $5,000,000. The Loan Assignment Auction Notice shall further specify with respect to the proposed Loan Assignment Auction: (A) the Proposed Auction Assignment Amount of Initial Term Loans or Tranche B-2 Term Loans, as applicable, (B) a discount range (which may be a single percentage) selected by the Assignee Party with respect to such proposed Loan Assignment Auction (expressed as the percentage of par of the principal amount of Initial Term Loans or Tranche B-2 Term Loans to be purchased) (the “Discount Range” ), and (C) the date by which Appropriate Lenders are required to indicate their election to participate in such proposed Loan Assignment Auction, which shall be at least three Business Days following the date of the Loan Assignment Auction Notice (the “Acceptance Date” ). (iii) Upon receipt of a Loan Assignment Auction Notice in accordance with this Exhibit L, the Administrative Agent shall promptly notify each Initial Term Lender or Tranche B-2 Term Lender, as applicable, thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit 2 hereto (each, a “Lender Participation Notice” ) to the Administrative Agent (A) a minimum price (the “Acceptable Price” ) within the Discount Range (for example, 80% of the par value of the Initial Term Loans or the Tranche B-2 Term Loans, as applicable, to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Initial Term Loans or Tranche B-2 Term Loans, as applicable, with respect to which such Lender is willing to accept a Loan Assignment Auction at the Acceptable Price (“Offered Loans” ). Each Lender Participant Notice by a Lender shall be irrevocable. Based on the Acceptable Prices and principal amounts of Initial Term Loans or Tranche B-2 Term Loans, as applicable, specified by the Appropriate Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Assignee Party, shall determine the applicable discount for Initial Term Loans or Tranche B-2 Term Loans, as applicable, (the “Applicable Discount” ), which Applicable Discount shall be (A) the percentage specified by the Assignee Party if the Assignee Party has selected a single percentage pursuant to this Exhibit L for the Loan Assignment Auction or (B) otherwise, the lowest Acceptable Price at which the Assignee Party can pay the Proposed Auction Assignment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Auction Assignment Amount cannot be paid in full at L-1 1000944696v15 any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Appropriate Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Appropriate Lenders who have offered to participate in the Loan Assignment Auction and have Qualifying Loans (as defined below). Any Appropriate Lender with outstanding Initial Term Loans or Tranche B-2 Term Loans, as applicable, whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to participate in the Loan Assignment Auction. (iv) The Assignee Party shall prepay those Initial Term Loans or Tranche B-2 Term Loans, as applicable, (or the respective portions thereof) offered by the Appropriate Lenders (“Qualifying Lenders” ) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans” ) at the Applicable Discount; provided that if the aggregate proceeds required to purchase (and if such Assignee Party is the Borrower or any of its Subsidiaries, prepay) all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Auction Assignment Amount, such amounts in each case calculated by applying the Applicable Discount, the Assignee Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Auction Assignment Amount, such amounts in each case calculated by applying the Applicable Discount, the Assignee Party shall purchase (and if such Assignee Party is the Borrower or any of its Subsidiaries, prepay) all Qualifying Loans. (v) Each prepayment by the Borrower or any of its Subsidiaries pursuant to a Loan Assignment Auction shall be made within five Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice substantially in the form of Exhibit 3 hereto (each a “Loan Auction Prepayment Notice” ), delivered to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Loan Assignment Auction. If any Loan Auction Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Appropriate Lenders, subject to the Applicable Discount on the applicable Initial Term Loans or Tranche B-2 Term Loans, as applicable, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. (vi) To the extent not expressly provided for herein, each Loan Assignment Auction shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with this Exhibit L) established by the Administrative Agent in consultation with the Borrower. (vii) Prior to the delivery of a Loan Auction Prepayment Notice or an Assignment and Assumption upon written notice to the Administrative Agent, the Assignee Party may withdraw the Loan Assignment Auction pursuant to any Loan Assignment Auction Notice. Once submitted to the Administrative Agent, a Loan Auction Prepayment Notice, or an Assignment and Assumption may not be withdrawn or modified. L-2 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am

EXHIBIT 1 [FORM OF] LOAN ASSIGNMENT AUCTION NOTICE Dated: , 20[ ] To: BANK OF AMERICA, N.A., as Administrative Agent Ladies and Gentlemen: This Loan Assignment Auction Notice is delivered to you pursuant to Exhibit L of that certain Credit Agreement, dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” ), among Activision Blizzard, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. Assignee Party hereby notifies you that, effective as of [ , 20__], pursuant to clause (ii) of Exhibit L of the Credit Agreement, Assignee Party hereby notifies each Appropriate Lender that it is seeking: to prepay [Initial] [Tranche B-2]1 Term Loans at a discount in an aggregate principal 1. amount of [$ Amount” ); _]12 (the “Proposed Auction Assignment 2. a percentage discount to the par value of the principal amount of [Initial] [Tranche B-2]3 Term Loans greater than or equal to _% of par value but less than or equal to [ _]% of par value (the “Discount Range” ); and , 20__]24, as determined 3. a Lender Participation Notice on or before [ pursuant to clause (ii) of Exhibit L of the Credit Agreement (the “Acceptance Date” ). Assignee Party expressly agrees that this Loan Assignment Auction Notice is subject to the provisions of Section 10.06(i) and Exhibit L of the Credit Agreement. 1 Select as appropriate. 12 Insert amount that is minimum of $5,000,000. 3 Select as appropriate. 24 Insert date (a Business Day) that is at least three Business Days after date of the Loan Assignment Auction Notice. L-3 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am

The Assignee Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Appropriate Lenders as follows: 1. No Event of Default has occurred and is continuing, or would result from Assignee Party prepaying Loans pursuant to the Loan Assignment Auction. 2. Each of the conditions to the Loan Assignment Auction contained in Section 10.06(i) of the Credit Agreement has been satisfied. 3. As of the date hereof, it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information). The Assignee Party respectfully requests that Administrative Agent promptly notify each of the Appropriate Lenders party to the Credit Agreement of this Loan Assignment Auction Notice. L-4 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am

EXHIBIT 2 [FORM OF] LENDER PARTICIPATION NOTICE Dated: _, 20[ ] To: BANK OF AMERICA, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to (a) dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” ), among Activision Blizzard, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent, and (b) that certain Loan Assignment Auction Notice, dated , 20__, from the Assignee Party signatory thereto (the “Loan Assignment Auction Notice” ). The undersigned Lender hereby gives you notice, pursuant to Exhibit L of the Credit Agreement, that it is willing to accept a Loan Assignment Auction on [Initial] [Tranche B-2] Term Loans held by such Lender: 1. in a maximum aggregate principal amount of $ of [Initial] [Tranche B-2]1 Term Loans (the “Offered Loans” ), and 2. at a percentage discount to par value of the principal amount of Offered Loans equal to [ _]% 12 of par value (the “Acceptable Discount” ). The undersigned Lender expressly agrees that this offer is subject to the provisions of Exhibit L of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Exhibit L of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its [Initial] [Tranche B-2]3 Term Loans pursuant to Exhibit L of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Auction Assignment Amount for the relevant Loan 1 Select as appropriate. 12 Insert amount within Discount Range that is a multiple of 25 basis points. 3 Select as appropriate. L-6 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am

Assignment Auction, and acknowledges and agrees that such prepayment of its [Initial] [Tranche B-2]4 Term Loans will be allocated at par value, but the actual payment made to such Lender will be reduced in accordance with the Applicable Discount. 4 Select as appropriate. L-7 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am

EXHIBIT 3 [FORM OF] LOAN AUCTION PREPAYMENT NOTICE Date: , 20__ To: BANK OF AMERICA, N.A., as Administrative Agent Ladies and Gentlemen: This Loan Auction Prepayment Notice is delivered to you pursuant to clause (v) of Exhibit L of that certain Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” ), among Activision Blizzard, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. The Assignee Party (as defined in Exhibit L of the Credit Agreement) identified on the signature pages hereof hereby irrevocably notifies you that, pursuant to clause (v) of Exhibit L of the Credit Agreement, the Assignee Party will prepay Qualifying Loans, which shall be made: , 20__]1, as determined pursuant to clause (ii) of Exhibit L 1. on or before [ of the Credit Agreement, 2. in the aggregate principal amount of $ of [Initial] [Tranche B-2]2 Term Loans, and 3. at a percentage discount to the par value of the principal amount of the [Initial] [Tranche B-2]3 Term Loans equal to [ _]% of par value (the “Applicable Discount” ). The Assignee Party expressly agrees that this Loan Auction Prepayment Notice is irrevocable and is subject to the provisions of Exhibit L of the Credit Agreement. The Assignee Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Appropriate Lenders as follows: 1 Insert date (a Business Day) that is no later than three Business Days after date of this Notice and no later than five Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans). 2 Select as appropriate. 3 Select as appropriate. L-8 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am

1. No Event of Default has occurred and is continuing or would result from the Assignee Party prepaying Loans pursuant to the Loan Assignment Auction. 2. Each of the conditions to the Loan Assignment Auction contained in Section 10.06(i)(i) of the Credit Agreement has been satisfied. 3. As of the date hereof, it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information). The Assignee Party agrees that if prior to the date of prepayment pursuant to the Loan Assignment Auction, any representation or warranty made herein by it will not be true and correct as of the date of the prepayment as if then made, it will promptly notify the Administrative Agent in writing of such fact, who will promptly notify each participating Appropriate Lender. After such notification, any participating Appropriate Lender may revoke its Lender Participation Notice within two Business Days of receiving such notification. The Assignee Party acknowledges that the Administrative Agent and the Appropriate Lenders are relying on the truth and accuracy of the foregoing in connection with extending Offered Loans and the acceptance of any Loan Assignment Auction made as a result of this Loan Auction Prepayment Notice. The Assignee Party respectfully requests that Administrative Agent promptly notify each of the Appropriate Lenders party to the Credit Agreement of this Loan Auction Prepayment Notice. L-9 Last Saved: 01/30/2014 10:45 am CG&R Draft 1000944696v15

IN WITNESS WHEREOF, the undersigned has executed this Loan Auction Prepayment Notice as of the date first above written. ACTIVISION BLIZZARD, INC. By: Name: Title: [ ], as Assignee Party24 By: Name: Title: 24 Any of the Borrower’s Subsidiaries. L-10 CG&R Draft 1000944696v15 Last Saved: 01/30/2014 10:45 am